MICRON ELECTRONICS, INC.
                        RETIREMENT AT MICRON ("RAM") PLAN
                              Amended and Restated
                            Effective January 1, 2000

                                TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION.......................................1

  1.1 Establishment of Plan; Background .....................1
  1.2 Purpose ...............................................2
  1.3 Plan Governs Distribution of Benefits .................2

ARTICLE 2 DEFINITIONS........................................2

ARTICLE 3 PARTICIPATION.....................................14

  3.1 Participation ........................................14
  3.2 Authorized Leave of Absence...........................14
  3.3 Participation and Rehire .............................15
  3.4 Acquisitions .........................................15
  3.5 Not Contract for Employment ..........................15
  3.6 Transfer of Employment from MTI ......................15

ARTICLE 4 PRE-TAX CONTRIBUTIONS; ROLLOVERS..................15

  4.1 Pre-Tax Contributions ................................15
  4.2 Elections Regarding Pre-Tax Contributions ............16
  4.3 Change in Pre-Tax Contribution Percentage or
      Suspension of Contributions ..........................16
  4.4 Deadline for Contributions and Allocation of Pre-Tax
      Contributions ........................................17
  4.5 Rollover Contribution ................................17

ARTICLE 5 EMPLOYER CONTRIBUTIONS............................18

  5.1 Employer Matching Contribution .......................18
  5.2 Profit Sharing Contribution ..........................19
  5.3 Qualified Nonelective Contributions ..................19
  5.4 Form and Timing of Contributions .....................19
  5.5 Forfeitures ..........................................20

ARTICLE 6 ACCOUNTS AND ALLOCATIONS..........................21

  6.1 Participant Accounts .................................21
  6.2 Allocation of Adjustments ............................22
  6.3 Plan Expenses ........................................22
  6.4 Investment Funds and Elections .......................23
  6.5 Errors ...............................................23
  6.6 Valuation For Purposes of Distributions ..............24

ARTICLE 7 VESTING...........................................25

  7.1 Retirement ...........................................25
  7.2 Permanent Disability .................................25
  7.3 Death ................................................25
  7.4 Other Termination Date ...............................25
  7.5 Forfeitures ..........................................26
  7.6 Transfer of Employment from an Affiliate .............27
  7.7 Vesting Credit for Acquisitions ......................27

ARTICLE 8 DISTRIBUTIONS.....................................28

  8.1 Commencement of Distribution .........................28
  8.2 Method of Distribution ...............................29
  8.3 Payment to Minors and Incapacitated Persons ..........30
  8.4 Application for Benefits .............................30
  8.5 Special Distribution Rules ...........................30
  8.6 Distributions Pursuant to Qualified Domestic
      Relations Orders ..............;......................31
  8.7 Direct Rollovers .....................................31

ARTICLE 9 IN-SERVICE WITHDRAWALS............................33

  9.1 Hardship Withdrawal of Account .......................33
  9.2 Definition of Hardship ...............................33
  9.3 Maximum and Minimum Hardship Distribution ............33
  9.4 Procedure to Request Hardship ........................34
  9.5 Participant Withdrawals After Age 59 1/2 .............35
  9.6 Valuation for Purposes of In-Service Withdrawals .....35
  9.7 Other Rules for In-Service Distributions .............35
  9.8 Prior Employer Account ...............................35

ARTICLE 10 ADMINISTRATION OF THE PLAN.......................36

  10.1 Named Fiduciaries ...................................36
  10.2 Board of Directors ..................................36
  10.3 Trustee .............................................36
  10.4 Committee ...........................................37

  10.5 Authorized Officer ..................................38
  10.6 Standard of Fiduciary Duty ..........................39
  10.7 Claims Procedure ....................................39
  10.8 Indemnification of Committee ........................40

ARTICLE 11 AMENDMENT AND TERMINATION........................41

  11.1 Right to Amend ......................................41
  11.2 Termination and Discontinuance of Contributions .....41
  11.3 IRS Approval of Termination .........................41

ARTICLE 12 SPECIAL DISCRIMINATION RULES.....................42

  12.1  Definitions ........................................42
  12.2  Limit on Pre-Tax Contributions .....................45
  12.3  Average Actual Deferral Percentage .................47
  12.4  Special Rules For Determining Average Actual Deferral
        Percentage .........................................48
  12.5  Distribution of Excess ADP Deferrals ...............48
  12.6  Average Actual Contribution Percentage .............50
  12.7  Special Rules For Determining Average Actual
        Contribution Percentages ...........................51
  12.8  Distribution of Excess ACP Contributions ...........51
  12.9  Combined ACP and ADP Test ..........................53
  12.10 Order of Applying Certain Sections of Article 12 ...54

ARTICLE 13 HIGHLY COMPENSATED EMPLOYEES.....................55

  13.1 In General ..........................................55
  13.2 Highly Compensated Employees ........................55
  13.3 Former Highly Compensated Employee ..................55
  13.4 Definitions .........................................55
  13.5 Other Methods Permissible ...........................56

ARTICLE 14 MAXIMUM BENEFITS.................................58

  14.1 General Rule ........................................58
  14.2 Definitions .........................................60

ARTICLE 15 TOP HEAVY RULES..................................61

  15.1 General .............................................61
  15.2 Definitions .........................................61
  15.3 Minimum Benefit .....................................62

ARTICLE 16 MISCELLANEOUS....................................64

  16.1  Headings ...........................................64
  16.2  Action by Employer .................................64
  16.3  Spendthrift Clause .................................64
  16.4  Distributions Upon Special Occurrences .............64
  16.5  Discrimination .....................................64
  16.6  Release ............................................64
  16.7  Compliance with Applicable Laws ....................65
  16.8  Agent for Service of Process .......................65
  16.9  Merger .............................................65
  16.10 Governing Law ......................................65
  16.11 Adoption of the Plan by an Affiliated Sponsor ......65
  16.12 Protected Benefits .................................67
  16.13 Location of Participant or Beneficiary Unknown .....67
  16.14 Qualified Military Service .........................67
  16.15 Not Contract for Employment ........................67
  16.16 Special Rules for Permanent and Total Disability ...67
  16.17 Protection of Optional Forms of Benefit for Money
        Purchase Plan Assets ...............................67

                            MICRON ELECTRONICS, INC.
                        RETIREMENT AT MICRON ("RAM") PLAN


                              Amended and Restated
                            Effective January 1, 2000

                            MICRON ELECTRONICS, INC.
                        RETIREMENT AT MICRON ("RAM") PLAN
                 Amended and Restated Effective January 1, 2000

                                    ARTICLE 1
                                  INTRODUCTION

1.1   Establishment of Plan; Background.

      (a) Effective September 1, 1995, Micron Electronics, Inc. adopted the Micron Electronics, Inc. Retirement at Micron Plan (the "Prior Plan"). The Prior Plan was an amendment and restatement of the ZEOS International Retirement Savings Plan and Trust which was first established May 1, 1991 and was renamed the Micron Electronics, Inc. Retirement at Micron Plan effective September 1, 1995. The Prior Plan was amended from time to time and at all times was maintained as a plan intended to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, and of the Employee Retirement Income Security Act of 1974.

      (b) Effective January 1, 2000 (the "Effective Date"), the Prior Plan is continued in an amended and restated form as set forth in its entirety in this document, which shall be called the Micron Electronics, Inc. Retirement at Micron ("RAM") Plan (the "Plan"). Notwithstanding this general effective date, certain provisions of this Plan (as set forth in this document) shall be effective earlier than the Effective Date.

1.2 Purpose. Micron Electronics, Inc. intends to operate the Plan for the purpose of enabling Eligible Employees and their Beneficiaries to accumulate funds to provide for their retirement income requirements. The Plan is intended to qualify, and the Plan assets held in a Trust Fund are intended to be exempt from federal income tax, under the pertinent provisions of the Internal Revenue Code of 1986, as amended, and any successor Federal income tax statute of the same or similar effect.

1.3 Plan Governs Distribution of Benefits. The distribution of benefits for all Participants (whether employed by the Employer before or after the Effective
Date) shall be governed by the provisions of this Plan. Nevertheless, early retirement benefits, retirement-type subsidies, or optional forms of benefit protected under Code Section 411(d)(6) shall not be reduced or eliminated unless such reduction or elimination is permitted under the Code, Treasury Regulations, authority issued by the Internal Revenue Service, or judicial authority.


                                    ARTICLE 2
                                   DEFINITIONS

      Certain terms of this Plan have defined meanings which are set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

      Account shall mean the Account established and maintained by the Committee or Trustee for each Participant or their Beneficiaries to which shall be allocated each Participant's interest in the Fund. Each Account shall be comprised of the sub-accounts described in Section 6.1.

      Act or ERISA shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time. A reference to a specific provision of ERISA shall include such provision and any applicable Department of Labor Regulations pertaining thereto.

      Adjustment shall mean, for any Valuation Date, the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Fund since the immediately preceding Valuation Date. The determination of the Adjustment shall be made by the Trustee and shall be final and binding.

      Affiliate shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

      Affiliated Sponsor shall mean any corporation and any other entity that wishes to adopt this Plan; provided, however, that any such entity described in this paragraph must be designated by the Committee as an Affiliated Sponsor under the Plan. See Section 16.11 for provisions relating to an Affiliated Sponsor's adoption of the Plan. All Affiliated Sponsors, groups of employees designated as participating in the Plan by such Affiliated Sponsors (if not all employees), and the effective date of a company's designation as an Affiliated Sponsor shall be specified in Schedule A.

      Authorized Leave of Absence shall mean any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

      Authorized Officer shall mean the Company's Vice President of Administration or, in the absence of such an office or title, such other officer that has primary responsibility for overseeing the administration of the Company's employee benefit programs.

      Beneficiary.

      (a) Unmarried Participants. For unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Committee to receive any distribution to which the Participant is entitled under the Plan in the event of the Participant's death. The Committee may require certification by a Participant in any form it deems appropriate of the Participant's marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a qualified domestic relations order.

      If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive (or is deemed to have failed to survive) the Participant and the Participant has not designated a contingent Beneficiary, the Beneficiary shall be the Participant's estate. For the purposes of the foregoing sentence, the term "descendants" shall include any persons adopted by a Participant or by any of his descendants.

      (b) Married Participants. A married Participant's Beneficiary shall be his Spouse at the time of his death unless the Participant has designated a non-spouse Beneficiary (or Beneficiaries) with the written consent of his Spouse given in the presence of a notary public on a form provided by the Committee, or unless the terms of a qualified domestic relations order require payment to a non-spouse Beneficiary. A married Participant's designation of a non-spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a Spouse who has not consented to a designation in accordance with the preceding sentence.

      For the purposes of this Section, revocation of a prior Beneficiary designation will occur when a Participant files a valid subsequent designation with the Committee.

      Board shall mean the Board of Directors of the Company.

      Break in Service shall occur when a Participant has a Termination Date and does not return to Employment for five or more consecutive years following such Termination Date.

      Code shall mean the Internal Revenue Code of l986, as amended. A reference to a specific provision of the Code shall include such provision and any applicable Treasury Regulation pertaining thereto.

      Committee shall mean the Committee appointed by the Authorized Officer under Article 10 to administer the Plan. This term is interchangeable with "Plan Administrator."

      Company shall mean Micron Electronics, Inc. and its successors and assigns which adopt this Plan.

      Compensation.

      (a) Compensation shall mean the "safe harbor" definition of compensation as defined in Code section 415(c)(3) and modified by Treasury Regulation Section 1.414(s)-1(c)(3). Compensation therefore means an Eligible Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Company. Compensation includes (1) the value of a non-qualified stock option granted to an employee by the Company, but only to the extent that the value of the option is includible in gross income for the taxable year in which granted; and (2) the amount includible in gross income upon making a Code section 83(b) election. Compensation does not include the following items, even if includible in gross income: (1) reimbursements or other expense allowances; (2) fringe benefits (cash and non-cash), (3) moving expenses, (4) deferred compensation; (5) welfare benefits;
(6) amounts realized from the exercise of a nonqualified stock option or when restricted stock or property held by an employee is not longer subject to a substantial risk of forfeiture; (7) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option or qualified stock purchase plan; and (8) other amounts which receive special tax benefits, such as premiums for group term life insurance (only to the extent that the premiums are not includible in the gross income of the employee) or contributions made by an employer toward the purchase of an annuity contract described in Code section 403(b).

      (b) The annual Compensation of each employee taken into account under the Plan shall not exceed the limitations of Code Section 401(a)(17) in effect as of the beginning of the Plan Year (e.g., $170,000 in 2000).

      Credited Service shall mean the number of years of service as an Employee of the Employer (with proportionate allowance for fractional years) measured in accordance with the following rules:

     (a) In General. An Employee shall receive Credited Service for the elapsed time of his Employment beginning on the Employee's Date of Hire and ending on his Termination Date. If an Employee has a Termination Date and is subsequently rehired, such Employee shall again receive Credited Service (subject to the Break in Service rules set forth below) beginning on the date of the Employee's first Hour of Service on or after his re-employment and ending on his subsequent Termination Date. See subsection (f) for a special transition rule involving service crediting.

      (b) Break in Service. Credited Service shall not include any period of Employment which precedes a Break in Service if as of the first day of the Break in Service, the Employee is not vested in any portion of his Employer Accounts.

      (c) Employment with Affiliated Sponsors; Predecessor Businesses. Subject to subsection (e) below, Credited Service shall not include any period of employment with any Affiliated Sponsor prior to its designation as an Affiliated Sponsor except to the extent provided in Schedule A.

      (d) Military Service. Credited Service shall not include any period of service in the military, except to the extent such service is required to be credited under applicable federal law.

      (e) Employment with Affiliates. An Employee's service with an Affiliate while an Affiliated Sponsor shall be considered Employment with the Employer.

      (f)  Special Transition Rule.

           (1) Background. Prior to January 1, 1999, an Employee's service credit was computed using the "hours of service" method described in Code Section 410 and ERISA Sections 201 and
                202. Beginning on January 1, 1999, an Employee's Credited Service is determined using the "elapsed time" method described herein. The purpose of this subsection (f) is to provide a transitional rule arising from the Plan having changed its service crediting method. This rule affects Employees whose Date of Hire precedes January 1, 1999.

           (2) Transitional Rule. For an Employee whose Date of Hire precedes January 1, 1999, such Employee's Credited Service shall equal the sum of:

                (A) the Employee's years of service computed under the hours of service method as of the day preceding the Employee's 1998 anniversary date;

                (B) the greater of (1) the period of service computed under the elapsed time method for the twelve-month period beginning on the Employee's 1998 anniversary date or (2) the service taken into account under the hours of service method for the period beginning on the Employee's 1998 anniversary date and ending on January 1, 1999; and

                (C) beginning with the Employee's 1999 anniversary date, the period of service computed under the elapsed time method commencing from such anniversary date and ending on the Employee's Termination Date.

           (3) No Double Counting. The provisions of this subsection (f) are not intended to grant an Employee service credit twice under this Plan for the same period of service (whether worked for MTI or the Employer, or their respective Affiliated Employers).

      (g)  Service Crediting Rules for Former Employees of MTI.

           (1) Background. Until April 7, 1995, the Company was a wholly owned subsidiary of MTI. From time to time, employees who worked for MTI or entities that are aggregated with MTI under Code Section 414 ("MTI Affiliate") will commence employment with the Company or an Affiliate thereof. The purpose of this subsection (g) is to grant service credit under this Plan for these Former MTI Employees and their employment with MTI or an MTI Affiliate.

           (2) Vesting. A Former MTI Employee's Credited Service under the MTI Plan shall count as Credited Service under this Plan. Furthermore, for purposes of determining whether a Former MTI Employee earned a year of Credited Service during the Plan Year in which the Former MTI Employee became an Employee under this Plan, the Former MTI Employee's most recent "Date of Hire" (as defined in the MTI Plan) shall be deemed to be the Employee's anniversary date under this Plan in order to compute such Credited Service. For example, if the Former MTI Employee commenced work for MTI on 4/1/96 and transferred employment to the Company on 9/15/99, the Former MTI Employee's anniversary year for determining Credited Service shall be 4/1 to 3/31.

           (3) No Double Counting. The provisions of this subsection (g) are not intended to grant an Employee service credit twice under this Plan for the same period of service (whether worked for MTI or the Employer, or their respective Affiliates).

           (4) Definition of Former MTI Employee. Any Employee who previously worked for MTI or an MTI Affiliate and participated in the MTI Plan. The Committee in its sole discretion shall determine in a uniform and nondiscriminatory manner if an individual is a Former MTI Employee and eligible to receive Credited Service under this subsection (g). Any such determination shall be conclusive and binding.

           (5) Compliance with Code. No service credit shall be granted under this subsection (g) to the extent such service credit would violate a requirement of Code Section 401(a) or otherwise jeopardize the qualified status of the Plan.

      (h) Service Crediting Rules for Employees Who Transfer Employment from an Employer to MTI.

           (1)  Background.  From time to time, Eligible Employees terminate
                -----------
                employment with an Employer and immediately commence employment with MTI or an MTI Affiliate (such employee known as a "Transferred MTI Employee"). It is the purpose of this subsection (h) to give Credited Service for vesting purposes under this Plan to a Transferred MTI Employee who continues to work for MTI or an MTI Affiliate immediately following his or her Termination Date with an Employer.

           (2) Vesting. A Transferred MTI Employee shall continue to receive Credited Service for vesting purposes only under this Plan for his or her employment with MTI or an MTI Affiliate. Such Credited Service shall be granted following the rules and procedures of this Plan but by counting the Transferred MTI Employee's employment at MTI or at an MTI Affiliate as service for an Employer. Such Credited Service shall not apply for any other purpose (e.g., for purposes of any contribution under this Plan). However, if the Transferred MTI Employee requests and receives a complete Distribution of his or her vested Account from this Plan, the Transferred MTI Employee shall cease accruing Credited Service for vesting purposes under this Plan for his employment with MTI or an MTI Affiliate.

           (3) No Double Counting. The provisions of this subsection (h) are not intended to grant an Employee service credit twice under this Plan for the same period of service (whether worked for MTI or the Employer, or their respective Affiliates).

           (4) Definition of Transferred MTI Employee. Any Employee who worked for an Employer and participated in the Plan and immediately thereafter commenced work for MTI. The Committee in its sole discretion, shall determine in a uniform and nondiscriminatory manner if an individual is a Transferred MTI Employee and eligible to receive Credited Service under this subsection (h).

           (5) Compliance with Code. No service credit shall be granted under this subsection (h) to the extent such service credit would violate a requirement of Code Section 401(a) or otherwise jeopardize the qualified status of the Plan.

      Date of Hire shall mean the date the Employee first performs an Hour of Service for an Employer.

      Dependent shall mean an individual who qualifies as a "dependent" within the meaning of Section 152 of the Code.

      Distribution shall mean payment by the Trustee to or for the benefit of a Participant, Spouse, Beneficiary or other person entitled to benefits as provided in this Plan.

      Effective Date shall mean January 1, 2000, the date of the Plan's amendment and restatement.

      Eligible Employee shall mean, except for those Employees identified in the following sentence, all Employees employed by the Employer. The following Employees shall not be considered Eligible Employees:

           (a) any Employee included in a collective bargaining unit for which a labor organization is recognized as collective bargaining agent unless such employee has been designated by the Committee as an "Eligible Employee" for the purposes of this Plan;

           (b) any "leased employee," with respect to the Employer or deemed employee under Code Section 414(o); or

           (c)  any  Employee  who is a  nonresident  alien  whether or not such
                Employee   receives   earned  income  from  the  Employer  which
                constitutes income from sources within the United States.

      Employee shall mean any person employed by or on Authorized Leave of Absence from the Employer, and any person who is a "leased employee" with respect to the Employer. However, if such "leased employees" constitute less than 20 percent of the Employer's combined non-highly compensated work force, within the meaning of Code Section 414(n)(1)(C)(ii), the term "Employee" shall not include "leased employees" covered by a plan described in Code Section 414(n)(5). Individuals classified by the Employer as independent contractors shall not be considered Employees and shall not be eligible to participate in the Plan. However, in the event an individual classified as an independent contractor by an Employer is subsequently determined by a court of competent jurisdiction to be an Employee, then such individual shall be eligible to participate in this Plan prospectively from the date of such court determination, provided such individual otherwise satisfies the Plan's eligibility requirements.

      Employer shall mean the Company and any Affiliated Sponsor. All Affiliated Sponsors are listed on Schedule A.

      Employer   Contributions  shall  mean  Employer  Matching   Contributions,
Qualified Nonelective Contributions, and/or Profit Sharing Contributions.

      Employer Matching Contribution Account shall mean the portion of a Participant's Account attributable to the Employer Matching Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to such Employer Matching Contributions.

      Employer  Matching  Contributions  shall  have that  meaning as defined in
Section 5.1.

      Employer Securities shall mean the common stock of Micron Electronics, Inc.

      Employment shall mean the active service of an Employee with the Employer.

      Employment Commencement Date shall mean the date on which the Employee first performs an Hour of Service for an Employer.

      Fiduciary shall mean any party named as a Fiduciary in Article 10 of the Plan. Any party shall be considered a Fiduciary of the Plan only to the extent of the powers and duties specifically allocated to such party under the Plan.

      Forfeiture.  See Section 7.5.

      Former MTI Employee.  See definition of "Credited Service."

      Former Participant shall have that meaning as defined in Section 3.3(a).

      Fund shall mean the money and other properties held and administered by the Trustee in accordance with the Plan and Trust Agreement. If the Committee so directs, multiple trust funds may be established under this Plan, which together shall comprise the Fund hereunder.

      Highly Compensated Employee shall have that meaning as defined in Article 13.

      Investment Fund shall mean the separate funds under the Fund which are distinguished by their investment objectives. Investment Fund may include a fund comprised primarily of Employer Securities on either a unitized or a share accounting basis.

      MTI shall mean Micron Technology, Inc., an Idaho corporation, and any entity that is aggregated with Micron Technology, Inc. under Code Section 414.

      Maternity or Paternity Leave shall mean the Employee's cessation of Employment on account of (i) the pregnancy of the Employee, (ii) the birth of the Employee's child, (iii) the child's placement with the Employee in connection with the Employee's adoption of such child, or (iv) caring for a child described in (i) through (iii) above immediately following the child's birth or placement. This definition shall be interpreted in accordance with Code Sections 410(a)(5)(E) and 411(a)(6)(E).

      Non-highly Compensated Employee shall mean an Employee of the Employer who is not a Highly Compensated Employee.

      Normal Retirement Date shall mean the date a Participant attains age sixty-two (62).

      Participant shall mean an Eligible Employee who becomes eligible to participate in the Plan as provided in Article 3 or who has made a roll-over contribution to the Plan as provided in Article 4.

      Pay Date shall mean with respect to an Employee, the regularly scheduled bi-weekly date on which payroll checks are issued by the Company to such Employee.

      Permanent Disability shall mean a disability of a Participant within the meaning of Code Section 22(e)(3), to the extent that the Participant is, or would be, entitled to disability retirement benefits under the Federal Social Security Act or to the extent that the Participant is entitled to recover benefits under any long term disability plan or policy maintained by the Employer. The determination of whether or not a Permanent Disability exists shall be determined by the Committee in its sole discretion.

      Plan shall mean the Plan as set forth in this document together with any subsequent amendments hereto. See Section 1.1.

      Plan Administrator or Administrator shall mean the Committee appointed by the Authorized Officer pursuant to Article 10 to administer the Plan. All references in the Plan to the Administrator shall be deemed to apply to the Committee and vice versa. The Committee so appointed is hereby designated as the "Administrator" of the Plan within the meaning of Section 3(16) of the Act.

      Plan Year shall be the calendar year.

      Pre-Tax Contribution shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and that are made pursuant to a salary reduction agreement. Such contributions are nonforfeitable when made and distributable only as specified in Article 8, Article 9 or Article 16.

      Pre-Tax Contribution Account shall mean the portion of a Participant's Account attributable to Pre-Tax Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Pre-Tax Contributions.

      Prior Plan.  See Section 1.1.

      Profit Sharing Contribution shall have that meaning as defined in Section 5.3.

      Profit Sharing Contribution Account shall mean the portion of a Participant's Account attributable to Profit Sharing Contributions and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Profit Sharing Contributions.

      Qualified, as used in "qualified plan" or "qualified trust" shall mean a plan and trust which are entitled to the tax benefits provided respectively by Sections 401 and 501 of the Code, and related provisions of the Code.

      Qualified Nonelective Contribution Account shall mean the portion of a Participant's Account attributable to Qualified Nonelective Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Qualified Nonelective Contributions.

      Qualified  Nonelective  Contribution shall have that meaning as defined in
Section 5.4.

      Retirement shall mean the Termination Date of a Participant on or after his Normal Retirement Date.

      Spouse shall mean the person who was married to the Participant (in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted) immediately prior to the date on which payments to the Participant from the Plan begin. If the Participant dies prior to the commencement of benefits, Spouse shall mean a person who is married to a Participant (as defined in the immediately preceding sentence) on the date of the Participant's death and who has not failed (or is not deemed to have failed) to survive the Participant's death. A Participant shall not be considered married to another person as a result of any common law marriage whether or not such common law marriage is recognized by applicable state law.

      Termination Date shall mean the first to occur of the following events:

      (a)  Voluntary resignation from service of the Employer; or

      (b)  Discharge from the service of the Employer by the Employer; or

      (c)  Retirement; or

      (d)  Death; or

      (e) The second anniversary of the date the Employee ceases Employment due to Maternity or Paternity Leave; or

      (f) The first anniversary of the date the Employee ceases Employment for any reason not described above (e.g., vacation, holiday, sickness, disability, leave of absence, or layoff).

      If, however, an Employee terminates his Employment on account of an event described in paragraphs (a) - (c) above and the Employee performs an "hour of service" as defined in Department of Labor regulations Title 29, Chapter XXV, subchapter C, part 2530, Section 200b within twelve months following such termination of Employment (or such lesser period as provided in Treasury Regulation Section 1.410(a)-7(d)(iii)(B)), the Employee shall be considered as having been in active Employment during such period of absence. An Employee on Authorized Leave of Absence will not have a Termination Date during such Authorized Leave of Absence nor will such Authorized Leave of Absence count toward the 12-month period described in subparagraph (f) above.

      Treasury Regulation means regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

      Trust or Trust Agreement shall mean the agreement of trust (and all amendments thereto) pursuant to which the Fund is created and maintained and which is entered into between the Employer and one or more trustees (sometimes referred to as sub-trusts). It is expressly intended that (if the Committee so directs) multiple sub-trusts may be established under this Plan, which together shall comprise the Trust Fund hereunder and that all of the sub-trusts shall be considered a single trust fund for purposes of Treasury Regulation Section 1.414(1)-1(b)(1).

      Trustee shall mean any institution or individual(s) who shall accept the appointment of the Committee to serve as Trustee to the Plan.

      Valuation Date shall mean each business day of the Plan Year on which plan assets are traded on a national exchange or such other day as selected by the Committee.

      Other Rules. A defined term, such as "Retirement," will normally govern the definitions of derivatives therefrom, such as "Retire," even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.


                                    ARTICLE 3
                                  PARTICIPATION

3.1   Participation.

      (a) Eligible Employees on the Effective Date. Any Eligible Employee who participated in the Prior Plan and who is in Employment with an Employer on the Effective Date shall continue his or her participation in this Plan as of the Effective Date.

      (b) Other Employees. An Eligible Employee who does not satisfy the requirements of subsection (a) above shall become a Participant in the Plan upon his or her Date of Hire. See Section 3.4 below for special rules that apply to new Employees following an acquisition.

      (c) Employees of Foreign Affiliates. Individuals who are employed by a foreign affiliate (as defined in Code Section 3121(l)) are not eligible to participate in this Plan.

      (d) Other Participation Rules. If an Eligible Employee either (i) is no longer employed by the Employer or (ii) is no longer an Eligible Employee on the earliest date on or after which such Employee satisfies the requirements described above, but either (i) returns to work for an Employer or (ii) again becomes an Eligible Employee, such Eligible Employee shall commence participation immediately following the later of the date such Employee (i) returns to work for an Employer or (ii) again becomes an Eligible Employee.

      (e) Enrollment. An Eligible Employee who becomes eligible to participate in this Plan will be asked to follow certain procedures to enroll in the Plan, and pursuant to which he will designate Beneficiaries and may elect to make Pre-Tax Contributions. An Eligible Employee's participation in the Plan shall be contingent upon completion of such enrollment process.

3.2 Authorized Leave of Absence. A period during which an Employee is on Authorized Leave of Absence shall not count towards the Employee's Break in Service, but such Authorized Leave of Absence shall only be ignored in determining an Employee's Break in Service if such Employee resumes Employment immediately after the end of such Authorized Leave of Absence.

3.3   Participation and Rehire.

      (a) Status as a Participant. A Participant's participation in the Plan shall continue until the Participant's Termination Date. On or after his Termination Date, the Employee shall be known as a "Former Participant" and his benefits shall thereafter be governed by the provisions of Article 8. The individual's status as a Former Participant shall cease as of the date the individual ceases to have any balance in his Account. If a Participant ceases to be an Eligible Employee but does not have a Termination Date, then such person shall continue to be known as a "Participant," but shall not be eligible to make Pre-Tax Contributions and shall not be eligible to receive Employer Contributions.

      (b) Rehire of Person who was a Participant in this Plan. An Eligible Employee who was a Participant in this Plan at the time of his Termination Date and who is subsequently rehired by an Employer, shall be eligible to participate in this Plan immediately following the later of (i) his rehire date, or (ii) the date he becomes an Eligible Employee.

3.4 Acquisitions. If a group of persons becomes employed by an Employer (or any of its subsidiaries or divisions) as a result of an acquisition of another employer, employees of an acquired business shall be treated as having become Employees as of the date of the Employer's acquisition of such business.

3.5 Not Contract for Employment. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

3.6 Transfer of Employment from MTI. If an Employee transfers employment directly from MTI to an Employer, then such Employee shall be eligible to participate in the Plan as of his Date of Hire provided he is an Eligible Employee as of such date, and if not, he shall be eligible to participate in the Plan on the date on which he becomes an Eligible Employee.


                                    ARTICLE 4
                        PRE-TAX CONTRIBUTIONS; ROLLOVERS

4.1   Pre-Tax Contributions.

      (a) Payroll Deduction and Amount of Pre-Tax Contributions. Except during periods of suspension as set forth in Section 4.3(b), a Participant may elect to make Pre-Tax Contributions to the Plan by means of payroll deduction. A

Participant may contribute as a Pre-Tax Contribution any whole percentage from 1% to 16% of his Compensation during any Plan Year. It is expressly intended that, to the extent allowable by law, Pre-Tax Contributions shall not be included in the gross income of the Participant for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Code Section 401(k).

      (b) Additional Rules. The Committee may establish guidelines and rules in order to effectuate the provisions of this Section.

      (c) Compensation. For this purpose, Compensation prior to becoming a Participant is ignored.

4.2   Elections Regarding Pre-Tax Contributions.

      (a) Procedure for Making Initial Elections. The initial election by a Participant to make Pre-Tax Contributions to the Plan shall be made in writing on a form prescribed by the Committee or by enrolling through the Plan's on-line benefits system (or such other method as may be adopted by the Committee on a nondiscriminatory basis) and by designating on such form or system (or by such other means as may be adopted by the Committee) the percentage of Compensation that will be contributed as a Pre-Tax Contribution during each payroll period. The initial election to make Pre-Tax Contributions shall be effective for the first Pay Date following the Participant's satisfaction of (1) the requirements in Section 3.1; and (2) the receipt by the Plan Administrator at least seven days prior to such Pay Date of the Participant's initial election in a form approved by the Committee.

      (b) Additional Limitations of Pre-Tax Contributions. Pre-Tax Contributions shall be subject to the limitations described in Section 12.2 (maximum dollar contribution limit), Section 12.3 if applicable (ADP non-discrimination test) and Article 14 (Code Section 415 limit).

4.3   Change in Pre-Tax Contribution Percentage or Suspension of
Contributions.

      (a) Change of Contribution Percentage. A Participant may increase or decrease the percentage of his Compensation contributed as a Pre-Tax Contribution at any time by submitting a written notice to the Plan
Administrator or by making such change through the Plan's on-line benefits system (or such other method as may be adopted by the Committee on a nondiscriminatory basis). Such change shall be effective on the first Pay Date that follows the date on which the Participant makes the requested change and the Plan Administrator receives, at least seven days prior to such Pay Date, the Participant's election in a form approved by the Committee.

      (b) Suspension of Contributions. A Participant may suspend his Pre-Tax Contributions at any time by properly completing a form prescribed by the Plan Administrator or by making such change through the Plan's on-line benefits system (or such other method as may be adopted by the Committee on a nondiscriminatory basis). The suspension of Pre-Tax Contributions shall be effective on the first Pay Date following the date on which the Participant requests the suspension and the Plan Administrator receives, at least seven days prior to such Pay Date, the Participant's election in a form approved by the Committee. A Participant may resume making Pre-Tax Contributions on the first Pay Date following the date on which the Participant requests the resumption of Pre-Tax Contributions and the Plan Administrator receives, at least seven days prior to such Pay Date, the Participant's election in a form approved by the Committee.

      (c)  Other Rules.

                (1) See Section 9.3 for circumstances under which a Participant's Pre-Tax Contributions could be suspended for a period of at least 12 months after such Participant receives a hardship distribution.

                (2) In order to satisfy the provisions of Article 12 and Article 14, the Committee may from time to time either temporarily suspend the Pre-Tax Contributions of Participants or reduce the maximum permissible Pre-Tax Contribution that may be made to the Plan by Participants.

                (3) Any reduction, increase, or suspension of Pre-Tax Contributions described in this Article 4.3 shall be made in such manner as the Committee may prescribe from time to time consistent with the provisions of this Article.

4.4 Deadline for Contributions and Allocation of Pre-Tax Contributions. Pre-Tax Contributions shall be deducted by the Employer from the Participant's Compensation and paid to the Trustee as promptly as possible following each regular Pay Date, but in no event later than 15 business days after the end of the month in which such Pre-Tax Contributions have been retained by the Employer.

4.5   Rollover Contribution.

      (a) Without  regard to any limitation on  contributions  set forth in this
Article 4, and without regard to any waiting period described in Article 3, an Eligible Employee may, absent an objection by the Committee (based on non-discriminatory criteria), transfer to the Trustee during any Plan Year property, provided such property:

                (1) is cash that was received by the Participant from a Qualified Plan maintained by a previous employer of the Participant and qualifies as a rollover contribution within the meaning of Code
           Section 402(c)(4);

                (2) is cash that was received by the Participant from an individual retirement account or individual retirement annuity and qualifies as a rollover contribution within the meaning of Code
           Section 408(d)(3)(A)(ii); or

      (b) Such cash shall be held by the Trustee in the Participant's Rollover Account. All such amounts so held shall at all times be fully vested and nonforfeitable. Such amounts shall be distributed to the Participant after his Termination Date in the manner provided in Article 8.


                                    ARTICLE 5
                             EMPLOYER CONTRIBUTIONS

5.1   Employer Matching Contribution.

      (a) Amount and Allocation of Employer Matching Contribution. The Employer Matching Contribution shall be made in the sole discretion of the Company, and, if any Employer Matching Contribution is made, shall be made on a Pay Date basis and shall be equal to a uniform percentage, a uniform dollar amount, or a combination of the two, of a Participant's Pre-Tax Contributions made on such Pay Date. The Committee may specify the uniform percentage or uniform dollar amount for any Plan Year, as well as a maximum contribution cap to the Employer Matching Contribution in Schedule C attached to this Plan. Notwithstanding the foregoing, the Company may, at the end of the Plan Year, make "true-up" Employer Matching Contributions to the Account of any Participant who has not yet received the maximum contribution in Schedule C for any reason, including a situation where the Participant deferred the maximum amount permitted by law into his or her Pre-Tax Contributions Account prior to Plan Year-end and therefore had not received the maximum Employer Matching Contribution to which the Participant otherwise would be entitled.

      (b)   Eligibility   to  Receive   Contribution.   The  Employer   Matching
Contribution, if any, shall be allocated among the Employer Matching Contribution Accounts of Participants who made a Pre-Tax Contribution to the Plan on the Pay Date on which the Employer Matching Contribution is made.
Notwithstanding the foregoing, no Plan Year-end "true-up" Employer Matching Contribution described in Section 5.1(a) shall be allocated to a Participant's Account unless the Participant is employed on the last day of the Plan Year.

5.2   Profit Sharing Contribution.

      (a) Amount and Allocation of Profit Sharing Contribution. At the end of each Plan Year, the Employer or its designee may, in its sole discretion, make a discretionary contribution in an amount equal to a uniform percentage or a uniform dollar amount of a Participant's Compensation for such Plan Year, or a uniform number of shares of Employer Securities.

      (b) Eligibility to Receive Contribution. The Profit Sharing Contribution, if any, shall be allocated among the Profit Sharing Contribution Accounts of Participants who are actively employed by an Employer on the last day of the Plan Year.

5.3 Qualified Nonelective Contributions. In the sole discretion of the Employer or its designee, an additional Employer Contribution may be made to the Plan which shall be known as a "Qualified Nonelective Contribution." Such contribution may be made for the purpose, among others, of satisfying the requirements of Article 12, and shall be allocated to the Qualified Nonelective Contribution Accounts of those Non-highly Compensated Employees selected by the Committee at the time such Qualified Nonelective Contribution is made, or as soon thereafter as possible.

      In addition, the Committee may make such other Qualified Nonelective Contributions as determined by the Committee which are necessary to maintain the qualified status of the Plan.

5.4   Form and Timing of Contributions.

      (a) Employer Contributions shall be made in cash or in shares of Employer Securities valued as of the date such contributions are made, as determined by the Employer or its designee in its sole discretion. Employer Contributions (other than Qualified Nonelective Contributions) shall be delivered to the Trustee no later than the date prescribed by the Code for filing the Employer's federal income tax return, including authorized extensions. Qualified Nonelective Contributions shall be delivered to the Trustee on or before the last day of the twelfth month following the close of the Plan Year to which the contribution relates.

      (b) Except as provided in this Section 5.5, all Employer Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustee only in accordance with this Plan.

      (c) Upon an Employer's request and to the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution (either Employee or Employer Contribution) which was made by a mistake in fact, or conditioned upon the initial qualification of the Plan under Code Section 401(a) or upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Employer within one year after the payment of the contribution, the denial of the Plan's initial qualification, or the disallowance of the deduction (to the extent disallowed) whichever is applicable. All contributions to this Plan are expressly conditioned on the deductibility of such contributions under Code Section 404 and on the initial qualification of the Plan.

5.5 Forfeitures. Forfeitures shall first be applied to restore amounts previously forfeited pursuant to Section 7.5(c). Thereafter any remaining Forfeitures shall be applied to reduce Plan administrative expenses and/or reduce Employer Contributions. See Section 7.5 to determine when a forfeiture of a Participant's Account occurs.

                                    ARTICLE 6
                            ACCOUNTS AND ALLOCATIONS

6.1   Participant Accounts.

      (a) Individual Account Plan. This Plan is an "individual account plan," as that term is used in ERISA. A separate Account shall be maintained for each Participant, Former Participant or Beneficiary, as the case may be, so long as he has an interest in the Plan.

      (b) Sub-Accounts. Each Account shall be divided (as appropriate) into the following parts and sub-parts:

                (1) The Pre-Tax Contribution Account, which shall reflect Pre-Tax Contributions contributed to the Plan and any Adjustments thereto.

                (2) The Employer Matching Contribution Account, which shall reflect Employer Matching Contributions contributed to the Plan and any Adjustments thereto. The Employer Matching Contribution Account shall be further divided into such additional sub-portions as the Committee deems necessary or appropriate to maintain, including assets contributed prior to January 1, 2000 which remain subject to a vesting schedule.

                (3) The Employer ROE Account, which shall reflect Employer ROE Contributions contributed to the Plan and any Adjustments thereto.

                (4) The Profit Sharing Contribution Account, which shall reflect Profit Sharing Contributions contributed to the Plan and any Adjustments thereto.

                (5) The Qualified Nonelective Contribution Account, which shall reflect Qualified Nonelective Contributions contributed to the Plan and any Adjustments thereto.

                (6) The Rollover Account, which shall reflect the value of all investments derived from the Participant's Rollover Contributions under the Plan and any Adjustments thereto.

                (7) The Prior Employer Account, which shall reflect assets transferred directly from a trustee of another Qualified Plan to the Trustee of this Plan (and Adjustments thereto). The Prior Employer Account shall be further divided into such additional sub-portions as the Committee deems necessary or appropriate to maintain, including assets contributed to the Qualified Plan as pre-tax contributions (Pre-Tax Contributions), after-tax contributions, employer matching contributions, rollover contributions, etc. To the extent deemed appropriate, portions or sub-portions of this Account may be allocated to and held in other Accounts. For example, pre-tax contributions transferred to this Plan from another Qualified Plan, may be allocated to and held as part of the Pre-Tax Contribution Account.

      The Committee may divide any Account into such additional sub-portions as the Committee deems to be necessary or advisable under the circumstances or to establish other accounts or sub-accounts as needed. The Committee may delegate the responsibility for the maintenance of any Account or sub-account(s).

      (c) Value of Account as of Valuation Date. As of each Valuation Date, each Participant's Account shall equal:

                (1) his total Account as determined on the immediately preceding Valuation Date, plus

                (2) his Pre-Tax Contributions added to his Account since the immediately preceding Valuation Date, plus

                (3) his Employer Contributions added to his Account since the immediately preceding Valuation Date, plus

                (4) his Rollover Contributions or amounts transferred to this Plan from the trustee of another Qualified plan and which were added to his Account since the immediately preceding Valuation Date, minus

                (5) his Distributions, if any, since the immediately preceding Valuation Date, plus or minus

                (6)  his allocable share of Adjustments.

6.2 Allocation of Adjustments. The Adjustment for each Investment Fund shall be calculated as of each Valuation Date. The Adjustment for a given Investment Fund shall be allocated to each Account invested in such Investment Fund in the proportion that each such Account bears to the total of all such Accounts. Such Valuation shall occur prior to the allocation of all contributions and all distributions.

6.3 Plan Expenses. The Committee may direct that expenses attributable to general Plan administration be allocated among the Accounts of all Participants in proportion to their Account balances. Furthermore, to the extent permitted by ERISA, expenses attributable to a specific Participant's Account may be charged to that Participant's Account.

6.4   Investment Funds and Elections.

      (a) Election of Investment Funds. Each Participant shall direct, following such procedures as may be specified by the Committee, to have his Account allocated or reallocated among the Investment Funds.

      (b) Initial Investment Direction. A Participant's initial investment election must allocate his entire Account in whole percentage points among the Investment Funds, as of the date of the directive, and all subsequent contributions to each sub-account for so long as the election remains in effect. An Employee who fails to make a proper investment election by the deadline established by the Committee for such purpose, shall be deemed to have elected to allocate the non-directed portion of his Account in the Investment Fund as determined by the Committee in its nondiscriminatory discretion.

      (c) Subsequent Elections. Investment elections will remain in effect until changed by a subsequent election. Subsequent elections may be made by a Participant in any amount or percentage among the Investment Funds on any business day of the Plan Year on which plan assets are traded on a national exchange or such other day as selected by the Committee. New elections may change future allocations to the Participant's Account, may reallocate between the Investment Funds any amounts previously credited to the Participant's Account, or may leave the allocation of such prior amounts unchanged.

      (d) Investment Options. The Committee shall select such Investment Funds as are deemed appropriate and shall notify affected Participants of such Investment Funds. The Committee may modify, eliminate or select new Investment Funds from time to time and shall notify affected Participants of such changes and solicit new investment elections, if appropriate.

6.5  Errors.  Where an error or  omission  is  discovered  in any  Participant's
Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan Year in which the error or omission is discovered. If it is not practical to correct the error retroactively, then the Committee shall take such action in its sole discretion as may be necessary to make such corrective adjustments, provided that any such actions shall treat similarly situated Participants alike and shall not discriminate in favor of Highly Compensated Employees.

6.6   Valuation For Purposes of Distributions.

      (a) For the purposes of Article 8, each Participant's Account shall be valued as of the Valuation Date immediately preceding the Distribution of the Participant's Account.

      (b) No person entitled to a Distribution shall receive interest or other earnings on the Account from the applicable Valuation Date described in subsection (a) or subsection (b) above, to the date of actual Distribution to such person.

      (c) This Section 6.6 shall not apply to the valuation of Accounts for purposes of in-service withdrawals. Instead, see Section 9.6.


                                    ARTICLE 7
                                     VESTING

7.1 Retirement. A Participant who is in active Employment on his Normal Retirement Date shall become 100% vested in his Account. Upon such Participant's Termination Date, the Participant's Account will be distributed on the date and in the form specified in Article 8.

7.2 Permanent Disability. A Participant who has a Termination Date on account of Permanent Disability shall become 100% vested in his Account as of the date of such Termination Date and shall be entitled to a Distribution of his Account on the date and in the form specified in Article 8.

7.3 Death. A Participant who has a Termination Date on account of death shall become 100% vested in his Account. The Participant's Beneficiary shall receive a Distribution of such Account on the date and in the form specified in Article 8.

7.4   Other Termination Date.

      (a) In General. Upon a Participant's Termination Date for any reason other than Retirement, Permanent Disability or death, the Participant shall be entitled to the vested portion of his Account, which shall be distributed on the date and in the form specified in Article 8.

      (b) 100% Vesting in Certain Sub-Accounts. A Participant shall always be one hundred percent (100%) vested in his Pre-Tax Contribution Account, Qualified Nonelective Contribution Account, Rollover Account, and all amounts contributed to the Employer Matching Contribution Account for Plan
Years beginning on or after January 1, 2000.

      (c) Vesting Schedule in Employer Contributions. Any Participant who terminates Employment for any reason other than Retirement, Permanent Disability or death shall be vested in his pre-2000 Employer Matching Contribution Account, and Profit Sharing Account pursuant to the applicable vesting schedule set forth below.

Years of Credited Service    Vested Percentage
as of Termination Date
----------------------------------------------
Less than 2 Years            0%
2 Years                      25%
3 Years                      50%
4 Years                      75%
5 Years or More              100%

      (d) Forfeiture. That portion of the Participant's Account which is not vested upon the Participant's Termination Date shall be forfeited in accordance with Section 7.5.

7.5   Forfeitures.

      (a) No Distribution of Account Prior to Break in Service. A Participant who has a Termination Date but who does not receive a Distribution of his vested Account prior to incurring a Break in Service shall, upon incurring the Break in Service, forfeit the non-vested portion of his Account. If the terminated Participant resumes Employment with the Employer prior to incurring a Break in Service, then the Participant's entire Account, unreduced by any forfeiture, shall become his beginning Account on the date he resumes participation in the Plan.

      (b) Distribution of Vested Account Prior to Break in Service. A Participant who has a Termination Date and receives a Distribution of his entire vested Account prior to incurring a Break in Service, shall, upon such Distribution, forfeit the non-vested portion of his Account. A Participant who is not vested in any portion of his Account shall be deemed to have received a Distribution of his entire vested account upon his incurring a Break in Service and such Participant's non-vested Account shall be immediately forfeited after incurring such Break in Service.

      (c) Repayment of Account; Restoration of Non-Vested Account. Except as provided below, a Participant who is re-hired by the Employer shall have the right to repay to the Plan the portion of the Participant's Account which was previously distributed to him. In the event the Participant repays the entire Distribution he received from the Plan, the Employer shall restore the non-vested portion of the Participant's Account. A Participant's Account shall first be restored, to the extent possible, out of forfeitures under the Plan in the Plan Year in which he was reemployed. To the extent such forfeitures are insufficient to restore the Participant's Account, restoration shall be made from Employer Contributions.

      (d) Restrictions of Repayment Account. Notwithstanding anything to the contrary in this Plan, a Participant shall not have the right to repay to the Plan the portion of his Account which was previously distributed to him after any of the following events: (i) the Participant incurs a Break in Service before returning to Employment, (ii) the Participant fails to repay the prior Distribution within five years after the Participant is re-employed by the Employer, or (iii) the Participant received a Distribution of his entire Account balance at the time of such earlier Distribution.

      (e) Allocation of Forfeitures. See Section 5.6 for the allocation of forfeitures.

7.6 Transfer of Employment from an Affiliate. If an employee transfers employment directly from an Affiliate that does not participate in this Plan to an Employer, such employee shall receive Years of Credited Service for vesting purposes for the time worked with the Affiliate on the date on which such employee becomes an Eligible Employee.

7.7 Vesting Credit for Acquisitions. If a group of persons becomes employed by an Employer (or any of its subsidiaries or divisions) as a result of an acquisition of another employer, the Committee shall determine in a nondiscriminatory manner whether and to what extent employment with such prior employer shall be treated as vesting service for purposes of this Article 7. Such terms and conditions which apply to vesting shall be set forth in Schedule B to this Plan by action of the Committee.

                                    ARTICLE 8
                                  DISTRIBUTIONS

8.1 Commencement of Distribution. The Participant's Account shall be distributed at the earliest of the following dates:

      (a) Termination of Employment. If a Participant has a Termination Date other than on account of death, the Participant's Account will commence to be distributed as soon as administratively practicable, generally no later than 90 days following the end of the calendar quarter in which such Participant requests a Distribution of his Account. Such request shall be made on a form provided by the Committee or such other method as may be approved by the Committee. See Section 8.1(c) for circumstances where the Participant's consent to a Distribution is not required.

      (b) Death. If a Participant has a Termination Date on account of death, the Participant's Account balance shall be distributed in a lump sum as soon as administratively practicable to the Beneficiary following a distribution request by such Beneficiary, and in no event later than December 31 of the calendar year in which falls the fifth anniversary of the death of the Participant.

      (c) Consent of Participant. A Participant's consent to a Distribution of his Account shall not be required in the circumstances described below, and the Committee shall direct the Trustee to distribute the Participant's Account as provided below:

          (i) Account Less Than $5,000. Effective for Plan Years beginning on or after August 5, 1997, except as provided in Section 8.1(g), if the Participant's vested Account balance is less than or equal to $5,000 at the time of the Distribution (or, for distributions between January 1, 1998 and March 22, 1999, the vested Account balance was at all times less than or equal to $5,000) such Account will be distributed in a lump sum as soon as administratively practicable following the Participant's Termination Date.

          (ii) Age 70 1/2. If a distribution is required under Section 8.5 (relating to mandatory distributions for Participants age 70 1/2), the Participant's Account will be distributed as provided in such Section.

          (iii)Age 62. If a Participant has incurred a Termination Date and is age 62 or older, then the Participant may cause the Plan to begin distribution of the Participant's Account no later than 60 days following the end of the Plan Year in which such Participant attains age 62 or, if later, within 60 days following the end of the Plan Year in which such Participant has a Termination Date.

      (d) In-Service Withdrawals. Hardship withdrawals and age 59 1/2 distributions (see Article 9) shall commence as soon as administratively practicable, generally no later than 90 days after such request is approved by the Committee.

      (e) Committee Direction to Trustee. The Committee shall issue directions to the Trustee concerning the recipient and the distribution date of benefits which are to be paid from the Trust pursuant to the Plan.

      (f) Committee Guidelines. The Committee may establish, for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits.

      (g) Involuntary Cashouts of Transferred MTI Employees. Effective for Plan Years beginning on or after August 5, 1997, if a Transferred MTI Employee's vested Account balance is $5,000 or less at the time of such employee's Distribution, the Plan shall not automatically cash out such Transferred MTI Employee's vested Account balance. The Transferred MTI Employee may nevertheless request a distribution of his or her vested Account balance. If a Transferred MTI Employee does request a Distribution of his or her vested Account balance, however, the Transferred MTI Employee shall not receive continued Credited Service. (See subsection (h) of the definition of Credited Service for rules applicable to the continued accrual of Credited Service following a Transferred MTI Employee's Termination Date if the employee does not receive a Distribution of his or her vested Account balance. Also see such subsection (h) of the definition of Credited Service for the definition of a Transferred MTI Employee.)

8.2   Method of Distribution.

      (a) Lump Sum Payment. The normal method of distribution of a Participant's Account (regardless of whether such distribution is made by reason of an in-service withdrawal or Termination Date) shall be payment in a single lump sum.

      (b) Medium of Distribution. Distributions shall be made solely in cash.

      (c) Special Distribution Rules. See Schedule B for additional distribution options available to Participants whose account balances in a predecessor plan were transferred to this Plan in a plan-to-plan transfer or plan merger.

8.3 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Committee, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Committee, in its sole discretion, shall determine:

      (a) By payment to the legal representative of such minor or such person;

      (b) By payment directly to such minor or such person;

      (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Trustee shall make such payments as directed by the Committee without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his Beneficiaries.

8.4 Application for Benefits. The Committee may require a Participant, Former Participant or Beneficiary to complete and file with the Committee (or its designee) certain forms as a condition precedent to the payment of benefits. The Committee may rely upon all such information given to it, including the individual's current mailing address. Each person interested in distributions from the Fund shall have the responsibility to keep the Committee informed of his or her current mailing addresses.

8.5   Special Distribution Rules.

      (a) To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in this Plan, the distribution rules stated in this Section shall take precedence over such conflicting rules. However, under no circumstances shall the rules stated in this Section be deemed to provide distribution rights to Participants, Former Participants or their Beneficiaries which are more expansive or greater than the distribution rights stated elsewhere in this Plan.

      (b) Effective January 1, 1997, in no event may the distribution of a Participant's Account commence later than the April 1 following the later of the calendar year in which the Participant (i) attains age 70 1/2 or (ii) terminates employment. However, a Participant who is a 5 Percent Owner (as defined in Section 13.4) must receive a distribution of his Account no later than April 1 following the calendar year in which the Participant attains age 70 1/2 (collectively the "Required Beginning Date").

      (c) The entire interest of each Participant shall be distributed, beginning not later than the Required Beginning Date, in a single lump sum (which may, at the Participant's request, be divided between the amount required to be distributed under section 401(a)(9) and the balance available for rollover), unless a different distribution option is available under Schedule B and such distribution option satisfies the minimum distribution requirements of Code Section 401(a)(9).

      (d) If a Participant dies before the Required Beginning Date, the Participant's vested Account must be distributed in a lump sum within five years after the death of the Participant.

      (e) Notwithstanding anything to the contrary herein, distributions under the Plan will comply with Treasury Regulations issued under Code Section
401(a)(9) and any other provisions reflecting Code Section 401(a)(9) as prescribed by the Commissioner of the Internal Revenue Service.

8.6 Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding anything to the contrary in this Plan, a "qualified domestic relations order," as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately even though the Participant is not yet entitled to a distribution under the Plan. The intent of this Section is to provide for the distribution of benefits to an alternate payee as permitted by Treasury Regulation Section 1.401(a)-13(g)(3).

8.7   Direct Rollovers.

      (a) In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

      (b)  Definitions.

      Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) effective January 1, 1999, any distribution on account of hardship pursuant to Section 9.1 of this Plan.

      Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      Distributee. A Distributee includes a Participant or Former Participant. In addition, the Participant's or Former Participant's surviving spouse and the Participant's or Former Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

      Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      (c) Waiver of 30-day Notice. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

                (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                    ARTICLE 9
                             IN-SERVICE WITHDRAWALS

9.1   Hardship Withdrawal of Account.

      (a) In General. Any Participant or Former Participant may request the Committee to distribute to him part or all of his Pre-Tax Contribution Account (other than earnings on the Participant's Pre-Tax Contribution Account as provided below) and Rollover Account on account of Hardship.

      (b) No Distribution of Earnings. Income or gain that is allocated to the Participant's Pre-Tax Contribution Account may not be distributed in a hardship withdrawal.

9.2 Definition of Hardship. Hardship shall mean an immediate and heavy financial need experienced by reason of:

      (a) Unreimbursed expenses of any accident to or sickness of such Participant, his Spouse or his Dependents or expenses necessary to provide medical care for such Participant, his Spouse or his Dependents;

      (b)  Purchase of a primary residence for such Participant;

      (c) Payment of tuition and  related  educational  fees for the next twelve
months  of  post-secondary  education  for  the  Participant,   his  Spouse,  or
Dependents;

      (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence; or

      (e) Payment of funeral expenses of a child, parent (or legal guardian) or sibling of a Participant, his Spouse or Dependents.

9.3 Maximum and Minimum Hardship Distribution. A hardship distribution cannot exceed the amount required to meet the immediate financial need created by the hardship (after taking into account applicable federal, state, or local income taxes and penalties) and not reasonably available from other resources of the Participant. In order to ensure compliance with this requirement, the Participant must satisfy the provisions described below in (a) and (b) as a condition precedent to the Participant receiving a hardship distribution:

      (a) Receipt of all Distributions Available; Suspension of Future Contributions. Receipt by the Participant of all distributions that he is eligible to receive (including loans and other in-service withdrawals) under this Plan and under any other plan maintained by the Employer.

      In addition, the Participant must agree to the following limitations and restrictions:

                (1) The Participant's Pre-Tax Contributions shall automatically be suspended beginning on the first Pay Date that follows the date on which the Plan Administrator approves the hardship distribution provided the hardship distribution was approved at least seven days prior to such Pay Date. Otherwise, the suspension shall be effective as of the next succeeding Pay Date. Such Participant may resume making Pre-Tax Contributions no earlier than 12 months from the effective date of such suspension and only after informing the
           Committee  in  writing  or  by  electing  to  resume  making  Pre-Tax
           Contributions through the Plan's on-line benefits system (or such other method as may be adopted by the Committee on a nondiscriminatory basis). Subject to the foregoing, the resumption of Pre-Tax Contributions will become effective on the first Pay Date that follows the date on which the Participant makes the resumption request provided the Plan Administrator receives the Participant's request at least seven days prior to such Pay Date. Otherwise, the resumption request shall be effective as of the next succeeding Pay Date.

                (2) The maximum Pre-Tax Contribution the Participant may make for the calendar year following his hardship distribution shall be reduced by the amount of Pre-Tax Contributions made by the
           Participant during the calendar year in which he received his hardship distribution.

                (3) The Participant shall be prohibited under a legally enforceable agreement from making an employee contribution to this Plan and any other plan maintained by the Employer for at least 12 months after the receipt of the hardship distribution. For this purpose, the phrase "any other plan" includes all qualified and nonqualified plans of deferred compensation, stock option plans and stock purchase plans. It does not include a health or welfare plan including one that is part of a Section 125 cafeteria plan.

      (b) Other. Any other condition or method approved by the Internal Revenue Service.

9.4 Procedure to Request Hardship. The request to receive a hardship distribution shall be made on such forms and following such procedures as the Committee may prescribe from time to time. Under no circumstances shall the Committee permit a Participant to repay to the Plan the amount of any withdrawal by a Participant under this Section.

9.5 Participant Withdrawals After Age 59 1/2. At any time after a Participant in active Employment attains age 59 1/2, such Participant may elect to withdraw all or part of his or her vested Account (including any earnings thereon). A Participant who receives an age 59 1/2 withdrawal is not suspended from continuing or commencing to make (in accordance with the Plan) Pre-Tax contributions to the Plan.

9.6 Valuation for Purposes of In-Service Withdrawals. The Participant's Account for purposes of determining the amount of an in-service withdrawal shall be determined as of the Valuation Date preceding the date the in-service withdrawal is made (or such other date as determined by the Committee for administrative purposes).

9.7   Other Rules for In-Service Distributions.

      (a) All in-service distributions shall be made in the form of a single lump sum cash distribution.

      (b) If the Participant withdraws only a portion of a vested Account, the source of the Accounts and Investment Funds from which the withdrawal shall be made shall be as set forth in the Trust Agreement or the Trustee's nondiscriminatory procedures, as the case may be.

      (c) In no event shall a Participant be permitted to repay the amount of his or her in-service withdrawal.

      (d) The request to receive an in-service distribution shall be made on such forms and following such procedures as the Committee may prescribe from time to time.

9.8 Prior Employer Account. See Schedule B for in-service distribution options available for a Prior Employer Account.

                                   ARTICLE 10
                           ADMINISTRATION OF THE PLAN

10.1 Named Fiduciaries. The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

     (a) The Company;

     (b) The Board;

     (c) The Trustee;

     (d) The Committee; and

     (e) The Authorized Officer.

      The Fiduciaries named above shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named fiduciary, the power or responsibility shall be that of the Company. No Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust Agreement.

10.2  Board of Directors.

      (a) The Board shall have the following powers and duties with respect to the Plan:

        (1)  to terminate the Plan in whole or in part; and

        (2) to amend any or all Plan provisions; however, the Authorized Officer shall also have amendment powers as described in Section 10.5.

      (b) The Board shall have no other responsibilities with respect to the Plan.

10.3 Trustee. The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement. The Trustee shall have no other responsibilities with respect to the Plan.

10.4  Committee.

      (a) A Committee of one or more individuals shall be appointed by and shall serve at the pleasure of the Authorized Officer to administer the Plan. Any Participant, any Employee of the Company, or before January 1, 2000 any employee of MTI shall be eligible to be appointed a member of the Committee and all members shall serve as such without compensation. Upon termination of his employment with the Company, a Committee member shall cease to be a member of the Committee. The Authorized Officer shall have the right to remove any member of the Committee at any time, with or without cause. A member may resign at any time by written notice to the Committee and the Authorized Officer. If a vacancy in the Committee should occur, a successor shall be appointed by the Authorized Officer. The Committee shall by written notice keep the Trustee notified of current membership of the Committee, its officers and agents. The Committee shall furnish the Trustee a certified signature card for each member of the Committee and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certified signatures.

      (b) The Authorized Officer shall appoint a Chairman and a Secretary from among the members of the Committee, including the Authorized Officer. All resolutions, determinations and other actions shall be by a majority vote of all members of the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate. The compensation of such agents shall be fixed by the Committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of Section 408 of the Act and is not exempted from such prohibitions by Section 408 of the Act.

      (c) The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of the Act, the Committee shall have the following specific powers and responsibilities:

                (1) The sole discretion to construe the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan;

                (2) To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust Agreement;

                (3) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

                (4) To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

                (5) To prepare and distribute to all Plan Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by the Act, the regulations thereunder, or by any other applicable law;

                (6) To file with the Secretary of Labor such reports and additional documents as may be required by the Act and regulations issued thereunder, including, but not limited to, summary plan description, modifications and changes, annual reports, terminal reports and supplementary reports;

                (7) To file with the Secretary of the Treasury all reports and information required to be filed by the Internal Revenue Code, the Act and regulations issued under each;

                (8) To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law; and

                (9)  To appoint and remove the Trustee.

      (d) To enable the Committee to perform its functions, the Employer shall supply full and timely information of all matters relating to the compensation and length of service of all Participants, their retirement, death or other cause of termination of employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Committee and the Employer shall be entitled to rely upon all certificates and reports made by a Certified Public Accountant selected or approved by the Employer. The Committee, the Employer and its officers shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

10.5 Authorized Officer. The Authorized Officer shall have authority to amend the Plan as recommended by legal counsel in order to comply with changes in the law that are necessary to maintain the tax-qualified status of the Plan, and to make such other amendments to the Plan whether or not they materially increase the costs associated with the Plan as he or she deems appropriate, necessary, advisable or convenient, and to amend or terminate the Trust Agreement.

10.6 Standard of Fiduciary Duty. Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants, Former Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any
Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of the Act. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Sections 408 and 2003(a) of the Act or Section 4975 of the Code in the performance of its duties hereunder.

10.7 Claims Procedure.  Any Participant,  Former  Participant,  Beneficiary,  or
Spouse or authorized representative thereof (hereinafter referred to as "Claimant"), may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within sixty (60) days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim.

      If special circumstances require an extension of time for processing, the Committee shall send the Claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, shall the extension of time delay the Committee's decision on such appeal request beyond one hundred twenty (120) days following receipt of the actual request.

      If the claim is wholly or partially denied, written notice shall be furnished to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant:

                (a)  The specific reason or reasons for denial;

                (b) Specific reference to pertinent Plan provisions on which the denial is based;

                (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (d) An explanation of the claims review procedures.

      Any Claimant whose claim for benefits has been denied may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within one hundred eighty (180) days of the date the Claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim.
      If the Claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination of the Claimant.

      Within sixty (60) days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the Claimant in writing of its final decision.

      If special circumstances require an extension of time for processing, the Committee shall send the Claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, shall the extension of time delay the Committee's decision on such appeal request beyond one hundred twenty (120) days following receipt of the actual request.

      Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

10.8 Indemnification of Committee. To the extent permitted under the Act, the Plan shall indemnify the Board, the Committee and the Authorized Officer against any cost or liability which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan except for costs or liabilities attributable to gross and intentional negligence. The Company shall indemnify the Committee, the Authorized Officer and the members of the Board against any personal liability or cost not provided for in the preceding sentence which they may incur as a result of any act or omission in relation to the Plan or its Participants except for costs or liabilities attributable to gross and intentional negligence. The Company may purchase fiduciary liability insurance to insure its obligation under this Section.

                                   ARTICLE 11
                            AMENDMENT AND TERMINATION

11.1 Right to Amend. The Company intends for the Plan to be permanent so long as the corporation exists; however, it reserves through action of the Board (or through action of the Authorized Officer to amend those items described in
Section 10.5) the right to modify, alter, or amend this Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment deemed necessary to insure the continued qualification of the Plan under Sections 40l(a) and 401(k) of the Code or to insure compliance with the Act; provided, however, that the Company shall not have the authority to amend this Agreement in any manner which will:

      (a) Permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

      (b) Cause or permit any portion of the funds to revert to or become the property of the Employer; or

      (c) Change the duties, liabilities, or responsibilities of the Trustee without its prior written consent.

      See Section 16.11(c) regarding the inability of an Affiliated Sponsor to amend or terminate the Plan.

11.2 Termination and Discontinuance of Contributions.  The provisions of Section
11.1 to the contrary notwithstanding, the Company shall have the right at any time and for any reason to terminate this Plan (hereinafter referred to as "Plan Termination"). Upon Plan Termination, the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall distribute all amounts held in the Fund to the Participants and others entitled to Distributions based on each Participant's Account balance in the Plan. In the event that this Plan is partially terminated, then the provisions of this Section 11.2 shall apply, but solely with respect to the Employees affected by the partial termination. The termination of sponsorship of the Plan by any Affiliated Sponsor shall not affect the sponsorship of the Plan by the Company or any other Affiliated Sponsor.

11.3 IRS Approval of Termination. Notwithstanding Section 11.2, the Trustee shall not be required to make any Distribution from this Plan in the event of complete or partial termination until the authorized officials of the Internal Revenue Service shall have determined that there will be no liability against the Trustee by reason of such Distribution.

                                   ARTICLE 12
                          SPECIAL DISCRIMINATION RULES

12.1 Definitions.

      Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury
Regulations and elected by the Employer, the Participant's Qualified Elective Deferrals and Qualified Nonelective Contributions ("Aggregate Contributions") to
(ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals and Qualified Nonelective Contributions in computing the ACP for a Plan Year. An Employer may elect on an annual basis to count a Participant's Employer Matching Contribution toward satisfying the required minimum contribution under Section 15.3 (minimum contribution for Non-Key Employees in a top-heavy plan) in lieu of including such contributions in the ACP. If a Participant (as defined below) does not receive an allocation of Employer Contributions for a Plan Year, such Participant's ACP for the Plan Year shall be zero.

      Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Pre-Tax Contributions on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Qualified Nonelective Contributions to ("Aggregate Deferrals") (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Employer Matching Contributions (to the extent such contributions are "qualified matching contributions" under Section 1.401(k)-1(b)(5) of the Treasury Regulations) and Qualified Nonelective Contributions in computing the ADP for a Plan Year. In the case of a Participant (as defined below) who does not make a Pre-Tax Contribution for a Plan Year and is not allocated a Qualified Nonelective Contribution for such Plan Year, such Participant's ADP for the Plan Year shall be zero.

      Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

      Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

      Combined  ADP and ACP Test  shall  have the  meaning as defined in Section
12.9.

      Compensation for purposes of this Section 12 shall be that definition selected by the Committee that satisfies the requirements of Code Sections 414(s) and 401(a)(17). Such definition may change from year to year but must apply uniformly among all Eligible Employees being tested under the Plan for a given Plan Year and among all Employees being tested under any other plan that is aggregated with this Plan during the Plan Year. If no such definition is elected by the Committee (either formally or informally), Compensation shall mean Compensation as defined in Article 2.

      Employer Matching Contributions. For purposes of this Article 12, an Employer Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant's Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and
(iii) made on account of such Participant's Pre-Tax Contributions for the Plan Year.

      Excess Deferrals shall have that meaning as defined in Section 12.2.

      Excess ACP  Contributions  shall  have that  meaning as defined in Section
12.8.

      Excess ADP Deferrals shall have that meaning as defined in Section 12.5.

      Highly Compensated Employee.  See Article 13.

      Maximum Combined Percentage shall have the meaning as defined in Section 12.9(c).

      Non-highly Compensated Employee.  See Article 13.

      Participant. For purposes of this Article 12, a Participant shall mean any Eligible Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Eligible Employee's failure to make a required Pre-Tax Contribution,
(ii) is eligible to make a Pre-Tax Contribution, including an Eligible Employee whose right to make Pre-Tax Contribution has been suspended because of an election not to participate or a hardship distribution, or (iii) is unable to receive an Employer Matching Contribution or make a Pre-Tax Contribution because his Compensation is less than a stated amount.

      Pre-Tax Contributions. For purposes of this Article 12, a Pre-Tax Contribution is taken into account only if the contribution (i) is allocated to the Participant's Account under the terms of the Plan as of any date within the

Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2 1/2 months after the Plan Year but for the deferral election. A Pre-Tax Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Pre-Tax Contribution relates.

      Qualified Elective Deferral shall mean Pre-Tax Contributions designated by the Committee as Qualified Elective Deferrals in order to meet the ACP testing requirements of Section 12.6. In addition, the following requirements must be satisfied:

                (a) The aggregate of all Pre-Tax Contributions for the Plan Year (including the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 12.3(a).

                (b) The aggregate of all Pre-Tax Contributions for the Plan Year (excluding the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 12.3(a).

                (c)  Qualified   Elective   Deferrals  must  satisfy  all  other
           provisions of this Plan applicable to Pre-Tax Contributions and shall remain part of the Participant's Pre-Tax Contribution Account.

                (d) Except as provided by this definition, Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

      Qualified Nonelective Contribution shall mean an Employer contribution designated by the Committee as a Qualified Nonelective Contribution in order to meet the ADP testing requirements of Section 12.3 or the ACP testing requirements of Section 12.6. In addition, the following requirements must be satisfied:

                (a) The Qualified Nonelective Contribution, whether or not used to satisfy the requirements of Sections 12. 3 or 12.6, must meet the requirements of Code Section 401(a)(4).

                (b) Qualified Nonelective Contributions which are taken into account in order to meet the requirements of Section 12.3 or 12.6 (as applicable) shall not be counted in determining whether the testing requirements of any of such other Sections are met.

                (c) The Qualified Nonelective Contributions shall be subject to all provisions of this Plan applicable to Pre-Tax Contributions

           (except   that   Qualified   Nonelective   Contributions   cannot  be
           distributed in a hardship distribution).

                (d) Except as provided in this paragraph, the Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

12.2  Limit on Pre-Tax Contributions.

      (a) Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant's Pre-Tax Contributions during a calendar year may not exceed the amount established by the Secretary of the Treasury pursuant to Code Section 402(g) ($10,500 in 2000). Any Pre-Tax Contributions in excess of the foregoing limit ("Excess Deferral"), plus any income and minus any loss allocable thereto, may be distributed to the applicable Participant no later than April 15 following the calendar year in which the Pre-Tax Contributions were made.

      (b) Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) the Committee designates the distribution as a distribution of an Excess Deferral.

      (c) If a Participant makes a Pre-Tax Contribution under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to
Section 12.2(a) and (b) the aggregate of all such Pre-Tax Contributions and contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Committee return all or a portion of the Participant's Pre-Tax Contributions for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Pre-Tax Contributions and contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

      (d) Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 12.2(c) above which is maintained by an entity other than the Employer must:

                (1)  be made in writing;

                (2) be submitted to the Committee not later than the March 1 following the Plan Year in which the Excess Deferral arose;

                (3)  specify the amount of the Excess Deferral; and,

                (4) contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k),or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Deferral occurred.

      In the event an Excess Deferral arises out of contributions to a plan (including this Plan) which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.

      (e) Pre-Tax Contributions may only be returned to the extent necessary to eliminate a Participant's Excess Deferral. Excess Deferrals returned to the Participant under this Section 12.2 shall not be treated as annual additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant's aggregate Pre-Tax Contributions for such calendar year.

      (f) The income or loss allocable to a Pre-Tax Contribution that is returned to a Participant pursuant to Section 12.2(a) or (c) shall be determined by multiplying the income or loss allocable to the Participant's Account for the calendar year in which the Excess Deferral arose by a fraction. The numerator of the fraction is the Excess Deferral. The denominator of the fraction is the value of the Participant's Account balance on the last day of the calendar year in which the Excess Deferral arose reduced by any income allocated to the Participant's Account for such calendar year and increased by any loss allocated to the Participant's Account for such calendar year.

      (g) The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to Section 12.2(b) shall be determined using any reasonable method adopted by the Plan to measure income earned or loss incurred during the Plan Year or any other method authorized by the Internal Revenue Service to compute the income earned or loss incurred for the period commencing on January 1 of the calendar year in which the Pre-Tax Contribution was made and ending on the date the Excess Deferral was distributed.

      (h) Any Employer Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 12.2 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions that are returned to the Participant as an Excess Deferral shall be deemed to be first those Pre-Tax Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions for which an Employer Matching Contribution was made. Accordingly, if the Pre-Tax Contributions that are returned to the Participant as Excess Deferrals were not matched, no Employer Matching Contribution will be forfeited.

12.3  Average Actual Deferral Percentage.

      (a) If required to be performed, the Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                (1) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                (2) The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees multiplied by 2.0.

      (b) The permitted disparity between the Average Actual Deferral Percentage for Highly Compensated Employees and the Average Actual Deferral Percentage for Non-Highly Compensated Employees may be further reduced as required by Section 12.9.

      (c) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 12.3(a), the Employer may do any or all of the following, except as otherwise provided in the Code or Treasury Regulations:

                (1) Distribute Aggregate Deferrals to certain Highly Compensated Employees as provided in Section 12.5; or

                (2) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Pre-Tax

           Contributions  Deferrals as provided in Section 12. 1 (definition  of
           ADP).

12.4  Special Rules For Determining Average Actual Deferral Percentage.

      (a) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Pre-Tax Contributions allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such Pre-Tax Contributions were made under a single arrangement.

      (b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code
Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Pre-Tax Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

      (c) The determination and treatment of the Aggregate Deferrals and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

      (d) Notwithstanding anything to the contrary in Section 12.3 or 12.4, effective January 1, 1997, the Actual Deferral Percentage of Non-highly Compensated Employees shall be calculated using data from the prior Plan Year.

12.5  Distribution of Excess ADP Deferrals.

      (a) Effective January 1, 1997, Aggregate Deferrals exceeding the limitations of Section 12.3(a) ("Excess ADP Deferrals") and any income or loss allocable to such Excess ADP Deferral shall be designated by the Committee as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with the largest dollar amount of Pre-Tax Contributions. In determining the amount of Excess ADP Deferrals to be distributed to each Highly Compensated Employee, the Committee shall reduce the amount of Pre-Tax Contribution for each Highly Compensated Employee as follows:

                (1) The Aggregate Deferrals made by the Highly Compensated Employee(s) with the highest dollar amount of Aggregate Deferrals will be reduced until all Excess ADP Deferrals have been distributed or until equal with the second highest amount of Aggregate Deferrals under the Plan, whichever comes first; then

                (2) Step (1) shall be repeated with respect to the second and successive highest Aggregate Deferrals under the Plan until the Plan has distributed all Excess ADP Deferrals.

      (b) If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code.

      (c) The above procedures are used for the purposes of recharacterizing excess contributions under Section 401(k)(8)(A)(ii) of the Code.

      (d) For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess ADP Deferrals has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code.

      (e) To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2 1/2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as annual additions under the Plan.

      (f) The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferral. The denominator of the fraction is the value of the Participant's Account balance on the last day of the Plan Year in which the Excess ADP Deferrals arose reduced by any income allocated to the Participant's Account for such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

      (g) If an Excess Deferral has been distributed to the Participant pursuant to Section 12.2(a) or (b) for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.

      (h) Distribution of Excess ADP Deferrals to Participants described in this
Section 12.5 shall be made in accordance with the provisions of Treasury Regulation Section 1.401(k)-1(f)(5)(ii) or any successor Treasury
Regulation thereto.

      (i) Any Employer Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this Section 12.5 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, Pre-Tax Contributions that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions for which an Employer Matching Contribution was made. Accordingly, unmatched Pre-Tax Contributions shall be returned as an Excess ADP Deferral before matched Pre-Tax Contributions.

12.6  Average Actual Contribution Percentage.

      (a) If required to be performed, the Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                (1) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                (2) The excess of the Average Actual Contribution Percentage for
           Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees multiplied by 2.0.

      (b) If at the end of the Plan Year, the Plan does not comply with the provisions of this Section 12.6(a), the Employer may do any or all of the following in order to comply with such provision as applicable (except as otherwise provided in the Code or in Treasury Regulations):

                (1) Aggregate  Qualified  Elective  Deferrals  with the Employer
           Matching   Contributions  of  Non-highly   Compensated  Employees  as
           provided in Section 12.1 (definition of ACP).

                (2) Distribute or forfeit Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 12.8.

                (3) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Employer Matching Contributions as provided in Section 12.1 (definition of
           ACP).

12.7  Special Rules For Determining Average Actual Contribution Percentages.

      (a) The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions allocated to his Account under two or more arrangements described in Sections 401(a) or 401(m) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such contributions were made under a single arrangement.

      (b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code
Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Aggregate Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

      (c) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (d) Notwithstanding anything to the contrary in Section 12.6 or 12.7, effective January 1, 1997, the Actual Contribution Percentage of Non-highly Compensated Employees shall be calculated using data from the current Plan Year.

12.8  Distribution of Excess ACP Contributions.

      (a) Effective January 1, 1997, Aggregate Contributions exceeding the limitations of Section 12.6(a) ("Excess ACP Contributions") and any income or loss allocable to such Excess ACP Contribution may be designated by the Committee as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with largest amount of Aggregate Contributions during the preceding Plan Year. The amount of Aggregate Contributions to be distributed to a Highly Compensated Employee shall be determined as follows:

                (1) The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions shall be reduced until all Excess ACP Contributions have been distributed or until such Aggregate Contributions equal the dollar amount of Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of contributions, whichever comes first.

                (2) Step (1) shall be repeated with respect to the second and successive highest Aggregate Contributions under the Plan until the Plan has distributed all Excess ACP Contributions.

      (b) If these distributions are made, the Actual Contribution Percentage is treated as meeting the nondiscrimination test of Section 401(m)(2) of the Code regardless of whether the Actual Contribution Percentage, if recalculated after distributions, would satisfy Section 401(m)(2) of the Code.

      (c) For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess ACP Contributions has been made, the Actual Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(m)(2) of the Code.

      (d) To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to 2 1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

      (e) The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ACP Contribution arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant's Account on the last day of the Plan Year reduced by any income allocated to the Participant's Account by such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

      (f) Amounts distributed to Highly Compensated Employees under this Section
12.8 shall be treated as annual additions with respect to the Employee who received such amount.

      (g) Distribution of Excess ACP Contributions to Participants  described in
Section 12.8(c) shall be made in accordance with the provisions of Treasury Regulation Section 1.401(m)-1(e)(2)(iii) or any successor Treasury Regulations thereto. Excess ACP Contributions may be distributed to Highly Compensated Employees only to the extent such Excess ACP Contributions are vested. Excess ACP Contributions which are not vested shall be forfeited if correction of such Excess ACP Contribution is made pursuant to this Section 12.8. For this purpose,

Excess ACP Contributions shall first be comprised of vested Employer Matching Contributions and second of non-vested Employer Matching Contributions.

12.9  Combined ACP and ADP Test.

      (a) The Plan must satisfy the Combined ACP and ADP Test  described in this
Section 12.9 only if (1) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage of the Non-highly Compensated Employees and (2) the Average Actual Contribution Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Contribution Percentage of the Non-highly Compensated Employees.

      (b) The Combined ACP and ADP Test is satisfied if the sum of the Highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage is equal to or less than the Maximum Combined
Percentage defined in paragraph (c) below.

      (c) The Maximum Combined Percentage shall be determined by adjusting the Non-highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage in the following manner:

                (1) The greater of the two percentages shall be multiplied by 1.25; and

                (2) The lesser of the two percentages  shall be increased by two
           percentage  points;   however,   in  no  event  shall  such  adjusted
           percentage exceed twice the original percentage.

      The sum of (1) and (2) shall be the Maximum Combined Percentage.

      Notwithstanding the foregoing, the Maximum Combined Percentage shall be determined in the following manner if such calculation results in a higher Maximum Combined Percentage than the formula specified above:

                (1) The lesser of the Average Actual Deferral Percentage and Average Actual Contribution Percentage of the Non-Highly Compensated Employees shall be multiplied by 1.25; and

                (2) The greater of such two percentages shall be increased by two percentage points; however, in no event shall such percentage exceed twice the original percentage.

      (d) In the event the Plan does not satisfy the Combined ADP and ACP Test, the Highly Compensated Employees' Average Actual Contribution Percentage shall be decreased by either distributing Employer Matching Contributions to certain Highly Compensated Employees by using the procedures described in Section 12.8 or by making a Qualified Nonelective Contribution as provided in Section 12.6(b)(3) until the sum of such percentage and the Highly Compensated
Employees' Average Actual Deferral Percentage equals the Maximum Combined Percentage.

      (e) If Employer Matching Contributions are distributed to certain Highly Compensated Employees in order to satisfy the Combined ADP and ACP Test, income or loss allocable to such Employer Matching Contributions shall also be distributed.

      (f) To the extent administratively possible, the Committee shall distribute the Employer Matching Contributions (if applicable) and allocable income or loss prior to 2 1/2 months following the end of the Plan Year for which the Combined ADP and ACP Test is computed. In any event, however, such Employer Matching Contributions (if applicable) and allocable income or loss shall be distributed by the end of the Plan Year following the Plan Year for which the Combined ADP and ACP Test is computed. Employer Matching Contributions that are distributed pursuant to this Section 12.9 shall be treated as annual additions under the Plan.

      (g)  The  income  or  loss   allocable  to  returned   Employer   Matching
Contributions shall be determined using the same procedures as Section 12.5(c).

12.10 Order of Applying Certain Sections of Article 12. In applying the provisions of this Article 12, the determination and distribution of Excess Deferrals shall be made first, the determination and elimination of Excess ACP Deferrals shall be made second, the determination and elimination of Excess ADP Contributions shall be made third and finally the determination and any necessary adjustment related to the Combined ADP and ACP Test shall be made.

                                   ARTICLE 13
                          HIGHLY COMPENSATED EMPLOYEES

13.1 In General. Effective January 1, 1997, for the purposes of this Plan, the term "Highly Compensated Employee" is any active Employee described in Section
13.2 below and any Former Employee described in Section 13.3 below. Various definitions used in this Article are contained in Section 13.4. A Non-Highly Compensated Employee is an Employee who is not a Highly Compensated Employee.

13.2  Highly Compensated Employees.

      (a)  An Employee is a Highly Compensated Employee if the Employee:

                (1) is a 5 Percent Owner at any time during the Determination Year or the Look Back Year; or

                (2) receives Compensation in excess of $80,000 during the Look Back Year and, if the Employer so elects from year to year, is a member of the Top Paid Group.

      (b) The dollar amount described in (2) above shall be increased annually as provided in Code Section 414(q)(1). For the Plan Year beginning on January 1, 2000, the dollar amount is $85,000.

13.3 Former Highly Compensated Employee. A Former Employee is a Highly Compensated Employee if (applying the rules of Section 13.2) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee's 55th birthday.

13.4 Definitions. The following special definitions shall apply to this Article 13:

      Compensation, for purposes of this Article 13, shall mean Compensation as defined in Code section 415(c)(3) (and not modified by Treasury Regulation 1.414(s)-1(c)(3)). In addition, Compensation shall include compensation which is not includable in the Participant's IRS Form W-2 (Box 1) by reason of Code
Section 402(a)(8) (employee pre-tax contributions under a Code Section 401(k) plan) or Code Section 125 (salary deferrals under a cafeteria plan).

      Determination Year shall mean the Plan Year for which the ADP is computed.

      Employer for purposes of this Article 13 shall mean the Company and its Affiliates.

      5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer.

      Former Employee shall mean an Employee (i) who has incurred a Termination Date or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

      Look Back Year shall mean the Plan Year preceding the Determination Year.

      Separation Year shall mean any of the following years:

                (a) An Employee who incurs a Termination Date shall have a Separation Year in the Determination Year in which such Termination Date occurs;

                (b) An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

                (c) An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee's average annual Compensation for the immediately preceding three calendar years (or the Employee's total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee's Compensation returns to a level comparable to the Employee's Compensation immediately prior to such Separation Year.

      Top Paid Group shall mean the top 20% of all Employees ranked on the basis of Compensation received from the Employer during the applicable year. The number of employees in the Top Paid Group shall be determined by ignoring employees who are non-resident aliens, Employees who do not perform services for the Employer during the applicable year, Employees who do not satisfy the age and service exclusion provided in applicable Treasury Regulations and Employees who are covered by a collective bargaining agreement as provided in applicable Treasury Regulations.

13.5 Other Methods Permissible. To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Committee may

(without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 13) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code Section 414(q)(7) and are uniformly applied).

                                   ARTICLE 14
                                MAXIMUM BENEFITS

14.1  General Rule.

      (a) Notwithstanding any other provision of this Plan, for any Plan Year beginning on or after January 1, 1995, the Annual Additions to a Participant's Account, when combined with the Annual Additions to the Participant's Account under all other Qualified individual account plans maintained by the Employer or its Affiliates shall not exceed the lesser of (i) $30,000 or (ii) twenty-five percent (25%) of the Participant's Compensation for such Plan Year (the "maximum permissible amount").

      (b) The Employer hereby elects that the Limitation Year for purposes of Code Section 415 shall be the Plan Year.

      (c) For purposes of determining the limit on Annual Additions under paragraph (a) of this Section, the dollar limit described therein ($30,000) shall be increased for each Plan Year to the extent permitted by law.

      (d) If, as a result of (1) a reasonable error in determining the amount of Pre-Tax Contributions that may be made with respect to any Participant under the limits of this Section, (2) an allocation of forfeitures, (3) a reasonable error in estimating a Participant's annual Compensation, or (4) other facts and circumstances with respect to which the rules of Treasury Regulation Section 1.415-6(b)(6) are available, the Annual Additions allocated to a Participant's Account exceeds the maximum permissible amount for a Limitation Year, the excess ("Excess Amount") will be disposed of in the manner described by one or more of the following:

          (1) Such portion of the Excess Amount which consists of Pre-Tax Contributions and the earnings thereon will be distributed to the affected
     Participant:

          (2) If the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

          (3) The Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary;

          (4) The Excess Amount will be allocated and reallocated to other eligible Participants in the Plan; provided, however, that if the allocation or reallocation of the Excess Amount causes the Annual Additions (including the reallocation of the Excess Amount) to exceed the maximum permissible amount with respect to each Participant for the Limitation Year, then the Excess Amount, or the portion remaining, will be held unallocated in a suspense account and allocated and reallocated to the Accounts of all eligible Participants (subject to the limitations of this Section) for the next (or if necessary, subsequent) Limitation Year(s) before any Employer or Employee Contribution may be made to the Plan for that Limitation Year(s).

          (5) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any contributions may be made to the Plan for that Limitation Year. Excess Amounts (other than Excess Amounts which consist of Pre-Tax Contributions and earnings thereon) may not be distributed to Participants or Former Participants. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

      (e) If the Participant is covered under another qualified defined contribution plan maintained by an Employer during any limitation year, the annual additions which may be credited to a Participant's account under this Plan for any such limitation year shall not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under all such plans for the same limitation year. If a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated (and for this purpose, Employer Contributions shall be deemed to be allocated after Pre-Tax Contributions). If an excess amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of

          (1) the total excess amount as of such date, multiplied by

          (2) the ratio of (A) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans maintained by the Employer.

      Any excess amount attributed to this Plan will be disposed in the manner described in this Section 14.1 above.

14.2 Definitions. For the purposes of this Article 14, the following definitions shall apply:

      (a)  Annual Addition shall mean the sum of:

                (1)  Pre-Tax Contributions;

                (2)  Employer Contributions;

                (3)  Forfeitures; and

                (4) Amounts described in Code Sections 415(l)(1) and 419A(d)(2).

           Annual Additions shall not include any amounts credited to the Participant's Account resulting from Rollover Contributions.

      (b) Affiliates shall have that meaning contained in Article 2 except that for purposes of determining who is an Affiliate the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

      (c)  Compensation shall have the same meaning as defined in Article 13.

                                   ARTICLE 15
                                 TOP HEAVY RULES

15.1 General. The provisions of this Article of the Plan shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

15.2  Definitions.

      (a) Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. If the Employer maintains more than one plan, all plans in which any Key Employee participates and all plans which enable this Plan to satisfy the anti-discrimination requirements of Code Sections 401(a)(4) and 410 must be combined with this Plan ("Required Aggregation Group") for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by the Employer which are not in the required aggregation group may be combined at the Employer's election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410 ("Permissive Aggregation Group"). In determining the value of Participant Accounts, all distributions made during the five-year period ending on the Determination Date shall be included and any unallocated Employer Contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The Account of (i) any Employee who at one time was a Key Employee but who is not a Key Employee for any of the five Plan Years ending on the Determination Date; and (ii) any Employee who has not performed services for the Employer or a related employer maintaining a plan in the aggregation group for the five Plan Years ending on the Determination Date, shall be disregarded in determining Top Heavy status.

      If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants' accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant's account balances under this Plan.

      Solely for the purpose of determining if the Plan, or any other plan included in the Required Aggregation Group, is Top-Heavy, a Non-Key Employee's accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

      (b) Key Employee. Any employee of the Employer who, during the Plan Year or the four preceding Plan Years was an officer receiving Compensation in excess of 50% of the limit described in Code Section 415(b)(1)(A), one of the ten employees of the Employer owning the largest interests in the Employer and receiving Compensation equal to or greater than the dollar limit described in Code Section 415(c)(1)(A), a greater than 5% owner of the Employer, a greater than 1% owner of the Employer receiving Compensation in excess of $150,000, or the Beneficiary of a Key Employee. The Code Section 415(b)(1)(A) and 415(c)(1)(A) limits referred to in the preceding sentence shall be the specified dollar limit plus any increases reflecting cost of living adjustments specified by the Secretary of the Treasury.

      (c) Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, the Determination Date shall be the last day of the first Plan Year.

      (d) Non-Key Employee. Any Participant who is not a Key Employee.

      (e) Employer. The term "Employer" shall include any Affiliate of such Employer.

      (f) Compensation. The term "Compensation" shall have that meaning as defined in Article 13.

15.3  Minimum Benefit.

      (a) Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee's Compensation or (ii) the largest percentage of Employer Contributions and Pre-Tax Contributions, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for such Plan Year. Pre-Tax
Contributions allocated to the Accounts of Non-Key Employees shall not be considered in determining whether a Non-Key Employee has received the minimum contribution required by this Section 15.3.

      (b) The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee's failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning compensation less than a stated amount.

      (c) If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by an allocation of Employer Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key Employee's compensation.

                                   ARTICLE 16
                                  MISCELLANEOUS


16.1 Headings. The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.2 Action by Employer. Any action by an Employer under this Plan shall be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

16.3 Spendthrift Clause. Except as otherwise required by a "qualified domestic relations order" as defined in Code Section 414(p), none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except for the extent expressly provided herein to the contrary.

16.4  Distributions Upon Special Occurrences.

      (a) Subject to Section 11.3, Pre-Tax Contributions and any income attributable thereto, shall be distributed to Participants or their Beneficiaries in a single lump sum as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor its Affiliates maintain a successor plan.

      (b) The  provisions  of this  Section 16.4  including  the  definition  of
"successor   plan"   shall  be   governed   by   Treasury   Regulation   Section
1.401(k)-1(d)(1)(iii) or any successor Treasury Regulation thereto.

      (c) The Distribution of a Participant's Pre-Tax Contribution Account will occur under this Section 16.4 (as well as under this Plan) only to the extent such Distribution satisfies the distribution requirements of Code Section 401(k).

16.5 Discrimination. The Employer, the Committee, Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Fund in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees.

16.6 Release. Any payment to a Participant, Former Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator, Committee and the Employer, any of whom may require such Participant, Former Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

16.7 Compliance with Applicable Laws. The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan and Trust shall remain in compliance with the Code, with the Act, and all other applicable laws, regulations, and rulings.

16.8 Agent for Service of Process. The agent for service of process of this Plan shall be the person listed from time to time in the current records of the Secretary of State of Idaho as the agent for the service of process for the Company.

16.9 Merger. In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another Plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of the Act.

16.10 Governing Law. The Plan shall be governed by the laws of the State of Idaho to the extent that such laws are not preempted by Federal law.

16.11 Adoption of the Plan by an Affiliated Sponsor.

      (a) The Committee shall determine which employers shall become Affiliated Sponsors within the terms of the Plan. In order for the Committee to designate an Employer as an Affiliated Sponsor, the Committee must approve the addition of the Affiliated Sponsor's identity to Schedule A (which approval may be retroactive to an earlier effective date). The Committee may also specify such terms and conditions pertaining to the adoption of the Plan by the Affiliated Sponsor as the Committee deems appropriate. With the Committee's consent, an Affiliated Sponsor may limit participation in the Plan to certain of its Employees.

      (b) The Plan of the Affiliated Sponsor and of the Company shall be considered a single plan for purposes of Treasury Regulation Section 1.414(1)-1(b)(1). All assets contributed to the Plan by the Affiliated Sponsor shall be held in a single fund together with the assets contributed by the Company (and with the assets of any other Affiliated Sponsors); and so long as the Affiliated Sponsor continues to be designated as such, all assets held in such fund shall be available to pay benefits to all Participants and Beneficiaries covered by the Plan irrespective of whether such Employees are employed by the Company or by the Affiliated Sponsor. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Company and the Affiliated Sponsors for purposes of cost allocation if directed by the Committee or the holding of Plan assets in more than one Fund with more than one Trustee.

      (c) So long as the Affiliated Sponsor's designation as such remains in effect, the Affiliated Sponsor shall be bound by, and subject to all provisions of the Plan and Trust Agreement. The exclusive authority to amend the Plan shall be shared by the Board and the Authorized Officer (see Article 10), while the Authorized Officer shall have exclusive authority to amend the Trust Agreement. No Affiliated Sponsor shall have any right to amend the Plan or the Trust Agreement. Any amendment to the Plan or Trust Agreement adopted by the Board or the Authorized Officer shall be binding upon every Affiliated Sponsor without further action by such Affiliated Sponsor.

      (d) Each Affiliated Sponsor shall be solely responsible for making an Employer Contribution with respect to its Employees and solely responsible for making any contribution required by Article 15. Furthermore, if an Affiliated Sponsor determines to make a Qualified Nonelective Contribution on behalf of its Employees, such Affiliated Sponsor shall be solely responsible for making such contribution. Neither the Company nor any other Affiliated Sponsor is obligated to make a Qualified Nonelective Contribution on behalf of the Employees of a different Affiliated Sponsor.

      (e) The Company and each Affiliated Sponsor which is an Affiliate will be tested on a combined basis to determine whether the Company and such Affiliated Sponsors satisfy the Average Actual Deferral Percentage Test and Average Actual Contribution Percentage Test described in Article 12. An Affiliated Sponsor which is not an Affiliate shall be tested separately from the Company and those Affiliated Sponsors that are Affiliates for purposes of the ADP and ACP test described in Article 12.

      (f) No Affiliated Sponsor other than the Company shall have the right to terminate the Plan. However, any Affiliated Sponsor may withdraw from the Plan by action of its board of directors provided such action is communicated in writing to the Committee. The withdrawal of an Affiliated Sponsor shall be effective as of the last day of the Plan Year following receipt of the notice of withdrawal (unless the Committee consents to a different effective date). In addition, the Committee may terminate the designation of an Affiliated Sponsor to be effective on such date as the Committee specifies. Any such Affiliated Sponsor which ceases to be an Affiliated Sponsor shall be liable for all cost accrued through the effective date of its withdrawal or termination and any contributions owing as a result of Pre-Tax Contributions by its Employees or any other contribution as provided in paragraphs (d) and (e). In the event of the withdrawal or termination of an Affiliated Sponsor as provided in this paragraph, such Affiliated Sponsor shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such a transfer is approved by the Committee in its sole discretion.

16.12 Protected Benefits. Early retirement benefits, retirement-type subsidies, or optional forms of benefits protected under Code Section 411(d)(6) shall not be reduced or eliminated unless such reduction or elimination is permitted under the Code, Treasury Regulations, authority issued by the Internal Revenue Service, or judicial authority.

16.13 Location of Participant or Beneficiary Unknown. In the event that all or any portion of the distribution payable to a Participant, Former Participant or his Beneficiary shall remain unpaid solely by reason of the Committee's inability to ascertain the whereabouts of such Participant, Former Participant or Beneficiary, the amount unpaid shall be forfeited. However, such forfeiture shall not occur until five (5) years after the amount first became payable. The Committee shall make a diligent effort to locate the Participant, Former Participant or Beneficiary. In the event a Participant, Former Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored and distributed.

16.14 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

16.15 Not Contract for Employment. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

16.16 Special Rules for Permanent and Total Disability. Effective for Plan Years beginning on or after January 1, 1997, if the Plan provides for the continuation of contributions for a fixed or determinable period on behalf of all Participants who are Permanently Disabled, the Employer may make contributions on behalf of such Employees including Highly Compensated Employees without first making the election required by section 414(c)(3)(C)(iii) of the Code.

16.17 Protection of Optional Forms of Benefit for Money Purchase Plan Assets. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a Distribution prior to the Employee's Retirement, death, Permanent Disability, or Termination Date, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section

414(l) of the Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

      IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed on the date indicated below, but effective as of January 1, 2000.

                               MICRON ELECTRONICS, INC.



                              /s/ JoAnne S. Pfeifer
                              -------------------------------------
                              By:    JoAnne S. Pfeifer
                                     ------------------------------
                              Its:   Vice President, Administration
                                     ------------------------------
                                     Corporate Secretary
                                     ------------------------------
                              Date:  December 30, 1999
                                     ------------------------------


                       SCHEDULE A
                   AFFILIATED SPONSORS

           Name                 Effective Date of Affiliation
-------------------------------------------------------------

Micron PC, Inc.                        November 22, 1998
Micron Commercial Computer             November 22, 1998
Systems, Inc.
Micron Government Computer             November 22, 1998
Systems, Inc.
Micron Computer Services,              November 22, 1998
Inc.
Micron  PC Web Services,               June 15, 1999
Inc.
Micron Internet Services,              September 3, 1999
Inc.
Micron Electronics (H.K.)              January 1, 1999
Ltd. (expatriates only)
Micron Electronics Asia -              January 1, 1999
Pacific Trading Ltd.
(expatriates only)
MEI California, Inc.                   November 22, 1998
SpecTek LLC                            November 22, 1998
NetLimited, Inc. d/b/a                 January 1, 2000
HostPro
LightRealm, Inc.                       January 1, 2000



                                   SCHEDULE B
                              PREDECESSOR EMPLOYERS
                           AND PRIOR EMPLOYER ACCOUNTS

  Predecessor      Date of           Special Rules
    Employer     Acquisition
--------------------------------------------------------------------------------
NetFRAME         August 28,  1.    Background.  On August 28, 1997, Micron
Systems             1997     Electronics, Inc. (referred to as MEI in this
Incorporated                 Schedule   B)  through   its  wholly   owned
                             subsidiary,  Payette Acquisition Corp., merged into
                             NetFRAME   Systems    Incorporated    ("NetFRAME").
                             Immediately   following   the   merger   ("NetFRAME
                             Merger"),  Payette  Acquisition  Corp.  changed its
                             name to NetFRAME Systems Incorporated with NetFRAME
                             remaining as a wholly owned subsidiary of MEI.

                             Following the NetFRAME merger, NetFRAME employees continued to participate in the NetFRAME Systems
                             Incorporated  Savings and Investment Plan and Trust
                             ("NetFRAME  Plan").  As of  January  1,  1998,  the
                             NetFRAME Plan was merged with and into this Plan.

                             2.   Eligibility   for   Employee    Contributions.
                             Effective  January  1, 1998,  any  current or prior
                             NetFRAME  employee who was an eligible  participant
                             in  the   NetFRAME   Plan  on  December   31,  1997
                             ("NetFRAME  Participant")  and  who is an  Employee
                             under this Plan as of  January  1,  1998,  shall be
                             eligible to make Pre-Tax and Rollover Contributions
                             under this Plan as of  January  1, 1998.  All other
                             NetFRAME employees will be eligible to make Pre-Tax
                             and  rollover  contributions  upon  satisfying  the
                             requirements  of Article 4 (determined  by counting
                             Hours of Service as defined in this Schedule B).


                             3.  Eligibility  for  Employer  Contributions.  Any
                             NetFRAME Participant who worked 1,000 or more Hours
                             of  Service  (as  defined in this  Schedule  B) for
                             NetFRAME  during  1997,  shall  be  deemed  to have
                             satisfied the 1,000 Hours of Service requirement to
                             the  extent   the  hours  of   service   method  is
                             applicable   to  the   determination   of  Credited
                             Service.  All  other  NetFRAME   Participants  will
                             satisfy the 1,000 Hours of Service requirement,  to
                             the extent applicable, upon the completion of 1,000
                             Hours of Service  counting hours worked both before
                             and after January 1, 1998 (determined in accordance
                             with the Hours of Service  definition  set forth in
                             this Schedule B.

                             4.  Hours of  Service.  In  determining  whether  a
                             NetFRAME  employee has earned  sufficient  Hours of
                             Service   under   this   Plan   to   make   Pre-Tax
                             Contributions  or to  have  Employer  Contributions
                             made on his or her behalf,  the  NetFRAME  employee
                             shall be deemed  to have  earned  190 hours  during
                             each month in which the  NetFRAME  employee  worked
                             one or more Hours of Service for NetFRAME  prior to
                             January   1,   1998.   However,   only   continuous
                             employment  with NetFRAME prior to January 1, 1998,
                             will  be  considered  (i.e.,  service  prior  to an
                             employment  break  shall be  ignored).  On or after
                             January 1, 1998, only actual Hours of Service shall
                             be considered.

                             5.  Special   Vesting  Rules.   The  NetFRAME  Plan
                             provided  automatic 100% vesting.  This Plan uses a
                             graded vesting schedule (see Section  7.4(c)).  The
                             graded  vesting  schedule of Section  7.4(c)  shall
                             apply  to all  NetFRAME  Participants  who had less
                             than 3 years of vesting  service under the NetFRAME
                             Plan as of January 1, 1998. A NetFRAME  Participant
                             earned  one year of vesting  service  for each Plan
                             Year (as defined in the NetFRAME Plan) in which the
                             NetFRAME  Participant earned 1,000 or more Hours of
                             Service (as defined in this  Schedule B). All other
                             NetFRAME Participants shall be 100% vested in their
                             account balances under this Plan.


                             6. Special  Distribution  Rules.  The NetFRAME Plan
                             allowed  participants  in  that  plan  to  elect  a
                             distribution  in the  form of  monthly,  quarterly,
                             semi-annual   or   annual   period   certain   cash
                             installments.  The period  over which such  payment
                             may be made cannot extend beyond the  Participant's
                             life  expectancy  (or the  life  expectancy  of the
                             Participant  and his  designated  Beneficiary).  In
                             addition,   such  installment   payments  shall  be
                             subject to other  restrictions  imposed by law such
                             as the incidental benefit  requirement of Prop Reg.
                             ss. 1.401(a)(9)-2.  Only the NetFRAME Participant's
                             12/31/97  account  balance (as well as any earnings
                             on such account  balance) may be  distributed as an
                             installment  payment. The remainder of the NetFRAME
                             Participant's  account  balance shall be subject to
                             the distribution  options set forth in Section 8.2.
                             The Plan's  recordkeeper is authorized to establish
                             such accounts or  sub-accounts  as may be necessary
                             to separately  account for the 12/31/97  portion of
                             the NetFRAME Participant's account balance.

                             7. Loans. The NetFRAME Plan allowed participants to make loans under that plan. NetFRAME Participants who had loans under the NetFRAME Plan on December
                             31, 1997 shall have such loans transferred to this Plan as part of the plan merger. Such loans shall continue to be subject to the promissory notes and loan rules in effect on December 31, 1997 (i.e. the NetFRAME Plan provisions)or as subsequently amended by MEI and as reflected in this Schedule B.
                             However, no additional loans shall be made under this Plan.

NetLimited, Inc. August 2,   Vesting Service shall be credited from an
d/b/a HostPro    1999        Employee's initial date of hire with NetLimited,
                             Inc. d/b/a HostPro.

LightRealm, Inc. December    Vesting   Service   shall  be   credited   from  an
                 14, 1999    Employee's  initial  date of hire  with  LightRealm
                             Inc.



                   SCHEDULE C
RULES APPLICABLE TO EMPLOYER MATCHING CONTRIBUTIONS
                                                >
Plan Year          Uniform Percentage        Maximum
                   Match or Uniform          Contribution Cap
                   Dollar Match

1/1/00-12/31/00     100% of a Participant's  Greater of dollar-for
                    Pre-Tax Contributions    dollar on first 4% of
                                             Compensation for each
                                             Pay Date or $1,500
                                             for each Plan Year
